As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10

MAG SILVER CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

1040

(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable

(I.R.S. Employer Identification No., if applicable)

#770-800 West Pender Street

Vancouver, BC, Canada V6C 2V6

Tel: 604-630-1399

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Telephone: 302-738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher J. Cummings, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, ON, Canada M5K 1J3 Tel: 416-504-0522 Fax: 416-504-0530	Bob J. Wooder Blake, Cassels & Graydon LLP 1133 Melville Street Suite 3500 Vancouver, BC, Canada V6E 4E5 Tel: 604-631-3330 Fax: 604-631-3309

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐	at some future date (check the appropriate box below):

1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. ☐

pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. ☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 31, 2024

U.S.$250,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Units

Warrants

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of MAG Silver Corp. (“we”, “MAG” or the “Company”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to U.S.$250,000,000. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol “MAG” and on the NYSE American LLC (“NYSE American”) under the symbol “MAG”. On May 30, 2024, the last trading day before the date hereof, the closing price per share of our common shares was C$18.39 on the TSX and U.S.$13.45 on the NYSE American. Unless otherwise specified in an applicable prospectus supplement, our Preferred Shares (as defined herein), debt securities, subscription receipts, units and warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. For further information, please see the information under the heading “Risk Factors” in this base shelf prospectus.

We are permitted to prepare this prospectus, under the multijurisdictional disclosure system adopted by Canada and the United States, in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IFRS”) and as amended from time to time, and may be subject to foreign auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities offered under this prospectus and any prospectus supplement may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States, may not be described fully in this prospectus. Investors should read the tax discussion in this prospectus and any applicable prospectus supplement and consult their own tax advisors with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that MAG is incorporated under the laws of the Province of British Columbia, Canada, that the majority of the Company’s officers and directors and some or all of the experts named in this prospectus are residents of a country other than the United States, and that substantially all of the Company’s assets and all or a substantial portion of the assets of those officers, directors and experts are located outside of the United States. For further information, please see the information under the heading “Enforceability of Civil Liabilities” in this base shelf prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be physically delivered to purchasers together with this prospectus, except in circumstances where the Company is otherwise exempt from this physical delivery requirement, including in connection with an ATM Distribution (as defined below). Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, other than in connection with an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. For further information, please see the information under the heading “Plan of Distribution” in this base shelf prospectus. A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

The securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” (each an “ATM Distribution”) as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the TSX, the NYSE American or other existing trading markets for the securities, and as set forth in an accompanying prospectus supplement, in which case the compensation realized by the underwriters will be increased or decreased by the amount that the aggregate price paid by purchasers for the securities exceeds or is less than the gross proceeds paid by the underwriters to MAG. For further information, please see the information under the heading “Plan of Distribution” in this base shelf prospectus.

This prospectus may qualify an ATM Distribution. No underwriter or dealer involved in an ATM Distribution under this prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Company’s securities.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. For further information, please see the information under the heading “Risk Factors” in this base shelf prospectus.

For information about the right to withdraw or rescind from any agreement to purchase Common Shares, please see the information under the heading “Purchasers’ Statutory Rights”.

Our head office is located at 770, 800 West Pender Street, Vancouver, British Columbia, V6C 2V6 and our registered office is located at 3500 – 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada.

Dr. Peter Megaw, who has provided consent to the incorporation by reference into this base shelf prospectus of certain technical information for which he is the responsible qualified person, resides outside of Canada and has appointed an agent for service of process in Canada. For further information, please see the information under the heading “Agent for Service of Process” in this base shelf prospectus.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, financial performance and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “U.S.$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “MAG” or the “Company”, refer to MAG Silver Corp. together with our subsidiaries.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference and any prospectus supplement, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Unless otherwise indicated, technical disclosure regarding our properties included or incorporated by reference herein, including all mineral resource and mineral reserve estimates contained in such technical disclosure, has been prepared in accordance with the requirements of National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the Securities and Exchange Commission (the “SEC”) under subpart 1300 of Regulation S-K (the “SEC Modernization Rules”). The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource and mineral reserve estimates under the standards adopted under the SEC Modernization Rules.

We prepare our financial statements, which are incorporated by reference in this prospectus, in accordance with IFRS. In addition to using financial measures prescribed by IFRS, this prospectus, and the documents incorporated by reference into this prospectus, include references to non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Non-GAAP financial measures do not have any standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other issuers. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our financial performance from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking statements”), including the “safe harbour” provisions of provincial securities legislation, the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Such forward-looking statements contained in this prospectus include, but are not limited to:

•	the future price of silver, gold, lead, zinc and copper;

•	the Company’s expectations regarding exploration and drilling;

•	estimated future exploration and development expenditures and other expenses for specific operations;

•	permitting timelines;

•	the Company’s expectations regarding impairments of mineral properties;

•	the Company’s expectations regarding production at Juanicipio (as defined herein), including its ability to maintain the 4,000 tonnes per day (“tpd”) milling rate;

•	the Company’s expectations regarding operating and offsite costs at Juanicipio;

•	the Company’s estimation of tailings production, deposition and waste disposal;

•	the Company’s expectations regarding the tailings storage facility at Juanicipio;

•	expectations and costs related to the Operator Services Agreement (as defined herein);

•

expectations regarding MAG’s and Fresnillo plc’s (“Fresnillo”) ability to secure several positive outcomes for Juanicipio, including but not limited to, generating sufficient cash-flow from production to offset Juanicipio cash requirements;

•	the Company’s expected use of the Facility (as defined herein);

•	the annual exploration expenditures to be paid by the Company on its share of exploration at Juanicipio;

•	the annual exploration expenditures to be paid by the Company on the Deer Trail Project (as defined herein), the Larder Project (as defined herein) and other exploration projects;

•	the Company’s expectations of results from the Deer Trail Project drilling program;

•	the continuation of the drilling campaign associated with the Larder Project;

•	amendments to the Mexican federal labour law on labour subcontracting in Mexico and their potential impacts;

•	the Company’s expectations regarding maintaining labour forces for the duration of operations;

•	amendments to the Federal Mining Law (as defined herein) on granting of future mining, water and exploration permits and their potential impacts;

•	statements regarding legal challenges to the amendments to the Federal Mining Law;

•	the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital;

•	the Company’s expectations regarding the payment of dividends, share repurchases and use of available funds;

•	the continuation of the Amended Rights Plan (as defined herein);

•	the Company’s continued engagement of related party service providers (Minera Cascabel S.A. de C.V. (“Cascabel”) and IMDEX Inc. (“IMDEX”));

•	expectations regarding the impact of certain taxes on the viability of Juanicipio;

•	currency and interest rate fluctuations;

•	the potential effect of negative cash flow and expectations regarding revenue; and

•	changes to governmental laws and regulations.

When used in this prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to the Company or management, are intended to identify forward-looking statements. Such statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.

Forward-looking statements are necessarily based upon estimates and assumptions, which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, regarding future business decisions, are subject to change. Assumptions underlying the Company’s expectations regarding forward-looking statements contained in this prospectus include, among others:

•	the Company’s ability to manage growth effectively;

•	the absence of material adverse changes in the mining industry or the global economy;

•	trends in the mining industry and markets;

•	the Company’s ability to maintain good business relationships;

•	the Company’s ability to manage and integrate acquisitions;

•	the Company’s mineral resource and mineral reserve estimates and the assumptions upon which they are based;

•	the Company’s ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals;

•

the Company’s expectation that its operations will not be significantly disrupted as a result of political instability, pandemics and communicable diseases, nationalization, terrorism, sabotage, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labour shortages, transportation disruptions or accidents, or other development or exploration risks;

•	the Company’s ability to meet project development timelines;

•

that the Company and Fresnillo will agree on the manner in which the Juanicipio Entities (as defined herein) will operate, including agreement on development plans, exploration plans and capital expenditures;

•	the Company’s ability to meet production and cost expectations;

•	the Company’s ability to retain key personnel;

•	the Company’s ability to raise sufficient debt or equity financing to support the Company’s continued growth;

•	the timely receipt of required approvals and permits;

•	that the Company will continue to have sufficient working capital to fund its operations;

•	that the price of silver, gold, lead, zinc and copper will not decline significantly or for a protracted period of time;

•	that the price of key inputs and primary materials will not increase significantly or for a protracted period of time;

•	the impact on operations of the Mexican tax regime and proposed amendments to applicable Mexican legislation, including the Federal Mining Law;

•	that the global financial markets and general economic conditions (including monetary policies and rates of inflation) will be stable and conducive to business in the future; and

•	preliminary economic estimates and the assumptions upon which they are based relating to Juanicipio.

Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	estimates of mineral resources and mineral reserves being based on interpretation and assumptions which are inherently imprecise;

•

no guarantee that licenses and permits required by the Company or Minera Juanicipio (as defined herein) to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties;

•	rights to use the surface of the Company’s mineral properties are not guaranteed;

•	most exploration projects do not result in commercially mineable deposits;

•	the material property in which the Company has an interest is located in Mexico;

•	economic and political instability may affect the Company’s business;

•

there are no assurances with respect to the relative strength and stability of future metal markets and the Company’s liquidity and long-term ability to raise the capital required to execute its business plans may be affected by market volatilities;

•	community relations may affect the Company’s business, including its interest in Juanicipio;

•	the Company’s activities may be impacted by the spread of the novel coronavirus outbreak and variants thereof (“COVID-19”) or other virus and communicable disease outbreaks;

•	emerging climate change regulations could result in significant costs and climate change may result in physical risks to a mining company’s operations;

•	adequate funding may not be available, resulting in the possible loss or dilution of the Company’s interests in its properties;

•

substantial expenditures are required for commercial operations and if financing for such expenditures is not available on acceptable terms, the Company may not be able to justify commercial operations;

•	the Company’s future liquidity may depend upon its ability to repatriate cash from Juanicipio or arrange significant additional debt or equity financing;

•	the Company has a history of losses and values attributed to the Company’s assets may not be realizable;

•	the Company has historically had negative cash flows;

•	the Company faces risks related to the Facility;

•	the Company is subject to certain uncertainties and risks relating to the operation of the Juanicipio Mine (as defined herein);

•	the Company’s capital and operating costs, production schedules and economic returns are based on certain assumptions which may prove to be inaccurate;

•

Juanicipio capital requirements contemplated in the technical report for Juanicipio titled “Juanicipio Mineral Resource and Mineral Reserves NI 43-101 Technical Report” with an effective date of March 4, 2024 (the “2024 Technical Report”) are subject to volatility and uncertainty;

•	mineral projects, such as Juanicipio, are uncertain and it is possible that actual capital and operating costs and economic returns will differ significantly from those estimated for the project;

•	the Juanicipio Mine plan and design and the financial results may not be consistent with the 2024 Technical Report;

•	the continued operation of Juanicipio may be adversely impacted by a lack of access to a skilled workforce;

•	the Company’s operations are subject to labour risks;

•	the continued operation of Juanicipio may be adversely impacted by lack of access and availability of infrastructure, power and water, and other matters;

•	amendments to the federal labour law on labour subcontracting (or “outsourcing”) may impact the Company’s operations;

•	risks related to the Company’s decision to participate in the development, exploration, processing and production of the Juanicipio Mine;

•	the Company may encounter certain transportation and refining risks that could have a negative impact on its operations;

•	the Company’s mineral properties are subject to title risk and any challenge to the title to any of such properties may have a negative impact on the Company;

•	certain of the Company’s mineral properties may now or in the future be the subject of indigenous rights claims and the nature of such claims is complex;

•	title opinions provide no guarantee of title and any challenge to the title to any properties may have may have a negative impact on the Company;

•	title to the properties in which the Company has an interest that are not registered in the name of the Company may result in potential title disputes having a negative impact on the Company;

•

the Company being a minority shareholder and non-operator of the Juanicipio Entities and therefore is dependent on, and subject to, the decisions of the majority shareholder and operator of the Juanicipio Entities;

•	the Company holds its Juanicipio interest through a minority shareholding in the Juanicipio Entities and therefore may be adversely impacted by disputes amongst the shareholders;

•	the Company has significant shareholders that may be able to exert influence over the direction of the Company’s business;

•	funding and property commitments may result in dilution to the Company’s shareholders;

•	the price of the Common Shares is volatile;

•	there is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future;

•	most of the Company’s mineral assets are located outside of Canada;

•

the Company, its directors, officers and management (with the exception of the Vice President, Exploration) and all of its material assets are located outside of the United States, which makes it difficult for U.S. litigants to effect service of process, or enforce, any judgments obtained against the Company or its officers or directors;

•	the Company has outstanding common share equivalents which, if exercised, could cause dilution to existing shareholders;

•	the Company has not paid dividends and may not pay dividends in the immediate future;

•	the Company could in the future be classified as a “passive foreign investment company”, which could have adverse U.S. federal income tax consequences for U.S. holders of Common Shares;

•	risks related to the highly competitive nature of the mineral exploration, development and extraction industry;

•

environmental regulations are becoming more onerous to comply with, and the cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and the Juanicipio Entities’ operations;

•	the Company faces risks with respect to its tailings storage facility and related permitting;

•	the Company may experience difficulties managing and integrating acquisitions;

•	the Company or the Juanicipio Entities may be subject to litigation, the disposition of which could negatively affect the Company’s profits to varying degrees;

•

if either the Company or the Juanicipio Entities, through the operator Fresnillo, are unable to hire, train, deploy and manage qualified personnel in a timely manner, particularly in Mexico, their ability to manage and grow its business will be impaired;

•	cyber security risks may impact the Company’s business;

•	the Company’s operations are subject to risks associated with unexpected geological conditions and natural disasters;

•	the Company may face equipment shortages, access restrictions and a lack of infrastructure;

•	the Company is dependent on its key personnel, none of whom are insured by the Company;

•	foreign currency fluctuations and inflationary pressures may have a negative impact on the Company’s financial position and results;

•	conflicts of interest may arise among the Company’s directors as a result of their involvement with other natural resource companies;

•	the Company may be subject to reputational risk;

•	mining operations generally involve a high degree of risk and potential liability and insurance coverage may not cover all potential risks associated with the Company’s operations;

•	metal prices and marketability fluctuate and any decline in metal prices may have a negative effect on the Company;

•	amendments to the Federal Mining Law may affect the Company’s operations;

•	the environment in which the Company operates may not adhere to international standards with respect to security and human rights;

•	risks related to the Company being subject to anti-corruption laws;

•	the Company may be required by human rights laws to take actions that delay the advancement of its projects;

•	the Company’s activities within Mexico are subject to extensive laws and regulations governed by Mexican regulators;

•	risks related to Mexican foreign investment and income tax laws applying to the Company;

•	the Company may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act;

•	the Company follows Canadian disclosure practices concerning its mineral resources and mineral reserves which allow for different disclosure than is required for domestic U.S. reporting companies; and

•	any enforcement proceedings under Canada’s Extractive Sector Transparency Measures Act against the Company could adversely affect the Company.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this prospectus under the heading “Risk Factors” and documents incorporated by reference herein. The Company’s forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date the statements are made and, other than as required by applicable securities laws, the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company at Suite 770, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6, telephone (604) 630-1399 and are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca and on the SEC’s EDGAR system at www.sec.gov.

The following documents filed by the Company with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference and form an integral part of this short form prospectus:

1.	management information circular of the Company dated May 8, 2024 prepared for the purposes of the annual general meeting of the shareholders of the Company scheduled to be held on June 17, 2024;

2.	annual information form of the Company dated March 27, 2024 for the year ended December 31, 2023 (the “Annual Information Form”);

3.

audited consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, together with the notes thereto and the report of the independent registered public accounting firm thereon;

4.	management’s discussion and analysis of the Company for the years ended December 31, 2023 and 2022; and

5.	unaudited condensed interim consolidated financial statements of the Company for the three months ended March 31, 2024 and 2023, together with the notes thereto;

6.	management’s discussion and analysis of the Company for the three months ended March 31, 2024; and

7.	management information circular of the Company dated May 16, 2023 prepared for the purposes of the annual general and special meeting of the shareholders of the Company held on June 26, 2023.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectus filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

ADDITIONAL INFORMATION

A registration statement on Form F-10 will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this prospectus constitutes a part, contains additional information not included in this prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.

In addition to the Company’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Company is subject to the information requirements of the Exchange Act, and in accordance therewith the Company files with or furnishes to the SEC reports and other information. The reports and other information that the Company files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Company has filed with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Deloitte LLP; (iv) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Year Ended December 31,
	2023	2022	2021
	U.S.$	U.S.$	U.S.$
Closing	$0.7561	$0.7383	$0.7888
High	$0.7617	$0.8031	$0.8306
Low	$0.7207	$0.7217	$0.7727
Average	$0.7410	$0.7685	$0.7978

On May 30, 2024, the daily exchange rate as quoted by the Bank of Canada was C$1.00 = U.S.$0.7311 (U.S.$1.00 = C$1.3678).

THE COMPANY

Name, Address and Incorporation

MAG Silver Corp. was originally incorporated under the Company Act (British Columbia) on April 21, 1999, under the name “583882 B.C. Ltd.” On June 28, 1999, in anticipation of becoming a capital pool company, the Company changed its name to “Mega Capital Investments Inc.” On April 22, 2003, the Company changed its name to “MAG Silver Corp.” to reflect its new business upon the completion of its qualifying transaction on the TSX Venture Exchange. On July 27, 2005, the Company transitioned from the Company Act (British Columbia) to the Business Corporations Act (British Columbia) (the “BCBCA”) and concurrently adopted new articles and amended its authorized capital to an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value (the “Preferred Shares”). The Company’s head office is located at Suite 770, 800 West Pender Street, Vancouver, British Columbia, Canada, V6C 2V6. The Company’s registered office is located at 3500 – 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada.

Intercorporate Relationships

The following chart illustrates the Company’s material subsidiaries, including the jurisdiction of incorporation of each subsidiary, and its associated property.

Notes:

(1)

The Company is the registered owner of 99.99% of the issued Class I shares of Minera Los Lagartos, S.A. de C.V. (“Lagartos”), a corporation incorporated under the laws of Mexico. The remaining 0.01% of the issued Class I shares of Lagartos are held by 0890887 BC Limited, a 100% owned subsidiary of the Company. Lagartos is the registered owner of a 44% interest in the Juanicipio Entities, including Minera Juanicipio S.A. de C.V. (“Minera Juanicipio”), which holds the Juanicipio Mine with Fresnillo, a London Stock Exchange listed company controlled by Industrias Peñoles, S.A. de C.V. (“Peñoles”), which holds the remaining 56% interest in the Juanicipio Entities.

(2)

The “Juanicipio Entities” consist of: Minera Juanicipio and Equipos Chaparral, S.A. de C.V. (“Equipos Chaparral”). On December 27, 2021, the Company and Fresnillo incorporated Equipos Chaparral in the same ownership proportions as Minera Juanicipio (Fresnillo 56% / MAG 44%) for the purpose of holding the Juanicipio plant and mining equipment, to be leased to Minera Juanicipio.

Summary Description of Business

MAG Silver Corp. is a growth-oriented Canadian exploration company focused on advancing high-grade, district scale precious metals projects in the Americas. MAG is emerging as a top-tier primary silver mining company through its (44%) joint venture interest in the 4,000 tpd Juanicipio mine, operated by Fresnillo plc (56%) (the “Juanicipio Mine” or “Juanicipio”). The Juanicipio Mine is located in the Fresnillo Silver Trend in Mexico, the world’s premier silver mining camp, where in addition to underground mine production and processing of high-grade mineralized material, an expanded exploration program is in place targeting multiple highly prospective targets. MAG is also executing multi-phase exploration programs at the Deer Trail 100% earn-in project in Utah (the “Deer Trail Project”) and the 100% owned Larder Project, located in the historically prolific Abitibi region of Canada (the “Larder Project”).

MAG’s Common Shares trade on the TSX and the NYSE American, both under the symbol “MAG”.

Principal Project

Juanicipio

MAG owns 44% of the Juanicipio Entities, which own the high-grade silver Juanicipio Mine located in the Fresnillo District, Zacatecas State, Mexico. Fresnillo is the operator and holds the remaining 56%.

Minera Juanicipio commissioned AMC Mining Consultants (Canada) Ltd. (“AMC”) to prepare the 2024 Technical Report on behalf of MAG.

Fresnillo and MAG jointly approved the Juanicipio Mine development on April 11, 2019, following which project construction commenced immediately and the underground mine development continued. Production and exploration at Juanicipio are all being carried out by the operator, Fresnillo, with MAG being represented in all board of directors, technical committee, joint health and safety committee and ad-hoc meetings for the Juanicipio Entities. Commissioning of the processing facility commenced in Q1 2023 and was performed under the guidance of an Engineering, Procurement and Construction Management contract entered into with an affiliate of Fresnillo and various third-party start-up specialist consultants. MAG’s share of project costs was funded by operating cash flow from underground mine production, by cash calls through its 44% interest in Minera Juanicipio and, to a lesser extent, incurred directly by MAG to cover expenses related to its own commissioned technical studies and analyses, as well as direct oversight. Minera Juanicipio is governed by a shareholders’ agreement and corporate by-laws, pursuant to which each shareholder is to provide funding pro-rata to its ownership interest (the “Shareholders’ Agreement”). An operator services agreement became effective upon initiation of commercial production whereby Fresnillo and its affiliates continue to operate the mine (the “Operator Services Agreement”) for a fee of U.S.$13 million per annum. Both silver-rich lead and zinc concentrate offtake agreements have been executed by Minera Juanicipio with Met-Mex Peñoles, S.A. de C.V. (“Met-Mex”) (an affiliate of Fresnillo), under which both concentrates are being sold and treated at international benchmark market terms in Torreón, Mexico. The pyrite concentrate is generally sold to trading firms who blend the material with other concentrates to realize payable metal for Juanicipio.

Commercial production of the processing facility was declared at the Juanicipio Mine on June 1, 2023, and the facility achieved nameplate production of 4,000 tonnes per day in Q3 2023. During the year ended December 31, 2023, the mine processed 1.3 million tonnes at a silver head grade of 472g/t, yielding 16.8m ounces of silver representing at a metallurgical recovery of 87%, with an additional 37,000 oz of gold, 28m pounds of lead and 45m pounds of zinc recovered. Of the total minerals mined and milled in 2023, 85% was precious metals, with 75% being silver. Silver recovery continues to improve and is currently consistently at or above 88%, with ongoing initiatives to optimize.

In addition to underground mine production and processing of high-grade mineralized material, an exploration program is in place at Juanicipio targeting multiple highly prospective targets. A structural intersection marked by funnel-shaped skarn alteration with high copper and boron has been identified, indicative of an ore fluid upwelling zone. This is reflected by distinctive surface alteration, which makes a thumbprint that can be used to focus Juanicipio’s exploration program throughout the district. Only 5% of the Juanicipio property has been explored to date with many untested targets still to be pursued within the property. Drilling in recent years has primarily focused on converting the inferred mineral resources included in the Deep Zone and parallel mineralized structures into indicated mineral resources and to further trace mineralization to depth, as well as additional parallel mineralized structures.

At Juanicipio, the Valdecañas vein system underpins value. This Valdecañas vein system is not a single vein, but a system of related veins. The mineral resource and mineral reserve estimates outlined below comprise the data on which MAG’s 2024 Technical Report is built.

Other Exploration Properties

The Company has an interest in concession rights in other non-material properties on which the exploration is managed directly by MAG. Exploration on these interests is undertaken by contracted service providers. In the case of projects located in Mexico, MAG’s work is contracted with third parties, including Cascabel and IMDEX.

The Deer Trail Project

The silver-rich Deer Trail carbonate replacement deposit (“CRD”) project in Piute County, Utah offers MAG a 100% earn-in opportunity and encompasses the historic Deer Trail Mine and the adjoining Alunite Ridge area (6,500 Ha). MAG consolidated these properties in 2018 for the first time since the early 1980s. The Deer Trail Project lies along the same regional structure that hosts several mega-districts of similar age and style, so this consolidation allows us to consider the entire system, apply an integrated district-scale exploration approach and leverage new technologies to aid in the search for new, large-scale mineralization along the path between the historic mines and a potential Porphyry Copper-Molybdenum centre.

MAG’s exploration focus at the Deer Trail Project is to seek the source of the historically mined high-grade silver, gold, lead, zinc and copper CRD sulphides of the Deer Trail manto towards that potential porphyry centre. The Company expects to find larger-scale high-grade mineralization in the thick, high-potential Redwall Limestone that the Company has proven lies just below the less favourable interlayered sedimentary and limestone section that hosts the historic Deer Trail Mine mineralization.

Exploration at the Deer Trail Project offers several strategic advantages, one of which is the fact that it shares the same regional fault as the renowned Bingham Canyon and Tintic mining districts, paving the way for potential discoveries of substantial porphyry and CRD deposits. MAG’s exploration thesis at the Deer Trail Project is to pursue the known CRD deposits that may possibly be sourced from a Bingham-like porphyry. These porphyry “hub” targets are defined through extensive surface work showing strong coincident geochemical, geophysical and alteration anomalies.

These “hubs” are thought to be the source of the fluids that created the Deer Trail Project area’s manto, skarn and epithermal vein mineralization and pervasive alteration seen throughout the Deer Trail Project area including the Deer Trail and Carissa zones. MAG is taking a disciplined, district-scale approach to exploration within this mining-friendly community and jurisdiction that also offers excellent infrastructure. MAG launched its sustainability programs at the Deer Trail Project in 2019, demonstrating the Company’s dedication to responsible mining practices. In 2020, drilling programs commenced, marking a significant step forward in unlocking the asset’s potential.

During 2023 the Carissa Zone was discovered. Carissa represents the most widespread mineralization and strongest alteration drilled on the Deer Trail property. Two drill holes cut several hundred meters of progressively increasing Argentiferous (Silver-bearing) Manganese-Oxide Mineralization, marble and skarn before entering distinctive zones of Silver-Copper-Zinc bearing sulfide “lacing”, in turn cut by zones of pervasive mineralized skarn. The sulfide lacing and skarn zones in both Carissa holes become progressively stronger with depth and showed significant increases in pathfinder elements (W, Sn, Bi, Mo), suggesting increasing proximity to the suspected porphyry-related mineralization source.

Bingham Canyon is one of the world’s largest copper systems, featuring a porphyry copper surrounded by large-scale high-grade replacement (CRD) mineralization. MAG is currently undertaking Phase 3 and 4 drilling programs designed to test the mineralization in the porphyry “hubs” inferred to underlie Mount Brigham and Deer Trail Mountain. The first hole was drilled to test the Alunite Ridge target on the south slope of Mount Brigham. Deer Trail Mountain was subsequently drilled. Initial drilling of the Alunite Ridge and Deer Trail Mountain hubs encountered porphyry-style alteration justifying further drilling. Future “spoke” drilling is also planned to offset the Carissa Zone discovery holes identified in 2023, follow up other well-mineralized intercepts and test entirely new targets identified by recent geophysical surveys and soil surveys.

The Larder Project

The Larder Project is situated in the Abitibi Greenstone Belt and hosts three gold zones along 8.5 km of the Cadillac-Larder Break (the “Break” or the “CLB”) in one of the world’s best gold regions where over 200 million ounces of gold have been produced. The Larder Project lies in a mining-friendly jurisdiction with a very long history of mining, and agreements with First Nations are in place with positive ongoing dialogue. No significant environmental legacies are known and infrastructure (including electrical, gas, highway, water) and access are excellent. Exploration costs in this region are relatively low and experienced labour is readily available. Permitting is streamlined, predictable and many newly identified targets can be drilled from existing permitted pads.

The Larder Project property includes several known shear-hosted (“orogenic”) gold mineralization centres located along approximately 8.5 km of strike length of the greater than 250 km long Break, a highly productive regional first-order shear structure. Unlike in many other shear-hosted gold deposits, mineralization occurs along the Break as concentrated ore shoots along the major first-order structure as well as on related second or third-order structures. A historic shallow exploration focus at the Larder Project means that mineralization is largely untested at depths greater than 500m where most deposits in the region blossom.

MAG took ownership of Larder Project in 2022 through its acquisition of a 100% interest in Gatling Exploration Inc. and conducted a comprehensive data review and drilling campaign that focused below and lateral to mineralization shoots indicated by historical shallow drilling. MAG drilled 10 holes, cumulatively 10,484m, along the Break at depth and to the Bear East Zone of the project. Results proved geological ingredients at depth, showing strong structures in favorable rock types verified at depths never recorded in the project’s history, and yielding positive assay results extending from the Bear East Zone.

In early 2023, MAG raised C$23 million by way of flow-through financing, with proceeds to fund further testing of known zones and generate new high-priority targets. The Swansea Zone drill program tested geophysical anomalies coincident with the CLB intercepting up to 50m of alteration. This identified new targets as gold mineralization was encountered in six of seven drillholes with a 730m strike length in green/brown carbonate altered komatiites, syenites and strongly altered mafic volcanics. The altered komatiites in this area at Swansea were never encountered in historical drill programs and are now the focal point of future targeting.

Later in 2023, a comprehensive review of all past drilling plus new geotechnical work, geophysical survey deployment, field sampling and mapping drove the creation of new 3D models for more precise drilling. This work will continue to improve property wide geological understanding and improve target generation. Following the completion of geophysical surveys and interpretation of stripped outcrops, a large pipeline of targets for 2024 has been generated. Exploration drilling tested the Cheminis mine trend at depth and the Bear East Zone and initial results from both zones are promising, with several assays pending.

In early 2024, MAG undertook further geophysical surveys and exploration programs designed to generate additional drill targets. Drilling is ongoing with two rigs testing targets based on new models derived from the comprehensive review: depth extensions at the Cheminis mine trend, Bear Central and East zones below high-grade intersections, Fernland Zone down plunge towards Cheminis, and regional high-priority targets, with a focus on the Break, as well as 2nd and 3rd order structures. With the generation of a number of high-priority targets having been identified on the Larder property, an opportunity arose in 2023 to expand MAG’s footprint in this historically prolific area. On March 22, 2024, an Asset Purchase Agreement for the Goldstake property, which is contiguous to the Larder property, was completed for C$5 million. The Goldstake property has had minimal exploration activity to date, yet is endowed with many positive geological features including known prospective 2nd & 3rd order structures which continue onto the Larder property.

Cinco de Mayo

In late 2012, certain members of the local Ejido challenged the Company’s surface right access to the Cinco de Mayo property located in the State of Chihuahua, Mexico and prevented the Company from obtaining the surface access permission required in the exploration permit process. As the Company has been unable to negotiate a renewed surface access agreement with the Ejido, a full impairment was recognized on the property in 2016; however, the concessions are still maintained in good standing.

Recent Developments

On April 24, 2024, the Company reported production from Juanicipio for the first quarter ended March 31, 2024.

On May 15, 2024, the Company announced the acceptance by the TSX of the Company’s Form 12 – Notice of Intention to Make a Normal Course Issuer Bid.

On May 21, 2024, the Company announced the planned retirement of their Chief Exploration Officer, Dr. Peter Megaw, effective May 21, 2024. Dr. Megaw will continue as a consultant to the Company.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition, financial performance and prospects could materially suffer. As a result, the trading price of our securities, including our Common Shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, financial performance and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our consolidated financial statements and related notes.

Risks Relating to the Company’s Business Operations

Estimates of mineral resources and mineral reserves are based on interpretation and assumptions and are inherently imprecise.

The mineral resource and mineral reserve figures referred to in the 2024 Technical Report, this prospectus and the documents incorporated herein by reference have been determined and valued based on assumed future prices, cut-off grades and operating costs. However, until mineral deposits are actually mined and processed, any mineral resources and mineral reserves must be considered estimates only. Any such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of precious metals ultimately recovered may differ from that indicated by drilling results. Further, estimates of mineral reserves may not be able to be mined or processed profitably.

There can be no assurance that precious and base metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The grades of the reported mineral resource estimates are uncertain in nature and it is uncertain whether further technical studies will result in an upgrade to them. Further drilling on the mineralized zones is required to complement the current bulk sample and add confidence in the continuity of mineralized zones in comparison to the current block model. Any material change in the quantity of mineralization, grade or mineralization to waste ratio or extended declines in market prices for silver and to a lesser extent prices for gold, zinc, and lead, may render portions of the Company’s mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of the Company’s ability to extract this mineralization, could have a material adverse effect on the Company’s results of operations or financial condition.

There is no guarantee that licenses and permits required by the Company or Minera Juanicipio to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties.

The Company’s and Minera Juanicipio’s current and anticipated future operations, including further exploration, development and production activities on the Company’s properties, require permits from various national, state/provincial and local governmental authorities. The Company and Minera Juanicipio may not be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at their projects. In addition, the grant of required licenses and permits may be delayed for reasons outside the Company’s and Minera Juanicipio’s control. Failure to obtain such licenses and permits on a timely basis, or failure to comply with the terms of any such licenses and permits that the Company and Minera Juanicipio do obtain, may adversely affect their respective business as the Company and Minera Juanicipio would be unable to legally conduct their intended exploration, development, production of a commercially viable material, or mining work, which may result in increased costs, delay in activities or the Company or Minera Juanicipio losing its interest in its mineral properties.

Rights to use the surface of the Company’s mineral properties are not guaranteed.

The mineral properties in which the Company has an interest are generally located in remote and relatively uninhabited areas. Some properties, like Juanicipio, are near towns and other habitations, but there are currently no areas of interest to the Company within its mineral concessions that are overlain by significant habitation or industrial users. However, there are potential overlapping surface usage issues in some areas. Some surface rights are owned by local communities or “Ejidos” and some surface rights are owned by private ranching or residential interests. The Company will be required to negotiate the acquisition of surface rights in those areas where it may wish to develop mining operations. In some areas the Company has been required or is in the process of negotiating compensation for surface rights holders in order to secure right of access. In some areas, surface right compensation has been negotiated and is awaiting formal government expropriation in its favour. The Company’s interest in a property or project could be adversely affected by an inability to obtain surface access permissions, or by challenges, regardless of merit, to existing surface access agreements.

There has been a trend in Mexico of increasing Ejido challenges to existing surface right usage agreements. The Company has already been impacted by this trend at its Cinco de Mayo project. Any further challenges to the access or exploration of any of the properties in which the Company has an interest may have a negative impact on the Company, as the Company may incur delays and expenses in defending such challenge and, if the challenge is successful, the Company’s interest in a property could be materially adversely affected.

At the Larder Project in Ontario, the Company has an exploration agreement in place with two local First Nations.

Most exploration projects do not result in commercially mineable deposits.

Exploration for minerals and development of mining projects is a highly speculative venture necessarily involving substantial risk. The expenditures made by the Company on exploration and development described herein may not result in discoveries of commercial quantities of minerals.

The commercial viability of a mineral deposit is dependent upon a number of factors which are beyond the Company’s control, including but not limited to the attributes of the deposit, commodity prices, government policies and regulation and environmental protection. Fluctuations in the market prices of minerals may render resources and deposits containing relatively lower grades of mineralization uneconomic. Further exploration or delineation will be required before a final evaluation as to the economic and legal feasibility of any of the Company’s properties is determined. Even if the Company completes its exploration programs and is successful in identifying additional mineral deposits, it will have to spend substantial funds on further drilling and engineering studies before it will know if it has a commercially viable mineral deposit. Most exploration projects do not result in the discovery of commercially mineable mineral deposits.

Estimates of mineral reserves and mineral resources, mineral deposits and production costs can be affected by such factors as environmental permit regulations and requirements, Indigenous communities’ rights, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. As a result, there is a risk such estimates are inaccurate. There can be no assurance that precious metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. The probability of an individual prospect ever having mineral reserves is extremely remote. If a property does not contain any mineral reserves, any funds spent on exploration and development of that property will be lost. The failure of the Company to find additional economic mineral deposits on its exploration concessions will have a negative effect on the Company.

The material property in which the Company has an interest is located in Mexico.

The Company’s primary operations are currently conducted in a foreign jurisdiction, Mexico, and, as such, the Company’s operations are exposed to various levels of political, economic and other such risks and uncertainties. Risks and uncertainties include, but are not limited to, extreme fluctuations in currency exchange rates; high rates of inflation; labour unrest; the risks of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; changes in taxation policies; prohibitions on restrictions for carrying out mining activities due to legal actions by Indigenous communities; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, there have recently been reports of increased domestic and international political unrest, police and military enforcement action against drug cartels and a corresponding increase in violent crime in Mexico.

Criminal activities, or the perception that criminal activities are likely, may disrupt operations, hamper the ability to hire and keep qualified personnel and impair access to sources of capital. Risks associated with conducting business in the region include risks related to personnel safety and asset security. Risks may include, but are not limited to, kidnappings of employees and contractors, exposure of employees and contractors to local crime related activity and disturbances, exposure of employees and contractors to drug trade activity, and damage or theft including future precious metal shipments, if any. These risks could result in serious adverse consequences including personal injuries or death, property damage or theft, limiting or disrupting operations, restricting the movement of funds, impairing contractual rights and causing the Company to shut down operations, all of which may expose the Company to costs as well as potential liability. Such events could have a material adverse effect on the Company’s cash flows, earnings, results of operations and financial condition and make it more difficult for the Company to obtain required financing. Due to the unpredictable nature of criminal activities, there is no assurance that the Company’s efforts will effectively mitigate such risks and safeguard personnel and Company property.

Mexico is currently subject to political instability, changes and uncertainties, which may cause changes to existing governmental regulations affecting mineral exploration and mining activities. Mexico’s status as a developing country may make it more difficult for the Company to obtain any required financing for its projects. Any changes in governmental laws, regulations, economic conditions or shifts in political attitudes or stability in Mexico are beyond the control of the Company, and may adversely affect the Company’s business, including its interest in Juanicipio.

Economic and political instability may affect the Company’s business.

The volatile global economic environment has created market uncertainty and volatility in recent years. Recent negative market trends and periods of instability in the market for metal commodities and related products as a result of global economic uncertainty, reduced confidence in financial markets and other macro-economic events that have been experienced in recent years, such as shifts in monetary policy in response to COVID-19, supply chain disruptions and/or heightened rates of inflation. These macro-economic events negatively affected the mining and minerals sectors in general, and the Company’s market capitalization has been significantly reduced in periods of market instabilities. Many industries, including the mining industry, are impacted by these market and economic conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks.

A slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, rates of inflation, fuel and energy costs, consumer debt levels, lack of available credit, cost of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s growth and profitability. Future economic shocks may be precipitated by a number of causes, including political conflict and unrest, world health pandemics, a significant rise or significant decrease in the price of oil and other commodities, supply chain disruptions, increases in inflation rates, the volatility of metal prices, geopolitical instability, terrorism, the devaluation and volatility of global stock markets and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact the Company’s ability to obtain equity or debt financing in the future on terms favorable to the Company or at all. In such an event, the Company’s operations and financial condition could be adversely impacted.

There are no assurances with respect to the relative strength and stability of future metal markets. The Company’s liquidity and long term ability to raise the capital required to execute its business plans may be affected by market volatilities.

The Company’s future profitability and the viability of development depends in part upon the world market price of silver, and to a lesser extent other metals including gold, lead, zinc and copper. Prices fluctuate widely and are affected by numerous factors beyond the Company’s control. The price of silver is influenced by factors including industrial and retail supply and demand, exchange rates, inflation rates, changes in global economies, confidence in the global monetary system, forward sales of silver and other metals by producers’ market activities, and speculators, as well as other global or regional political, social or economic events. The supply of silver and other metals consists of a combination of new mine production and existing stocks held by governments, producers, speculators and consumers, which could increase due to improved mining and production methods.

Prices and availability of commodities consumed or used in connection with exploration, development and mining, such as natural gas, diesel, oil and electricity, fluctuate and are subject to potential inflationary pressures, and these fluctuations affect the costs of production at various operations. These fluctuations can be unpredictable, can occur over short periods of time and may have a material adverse impact on the Company’s operating costs or the timing and costs of various projects.

The Company assesses on a quarterly basis the carrying values of its mineral properties. Should market conditions and commodity prices worsen and persist in a worsened state for a prolonged period of time, an impairment of the Company’s mineral properties may be required.

Community relations may affect the Company’s business, including its interest in Juanicipio.

Maintaining a positive relationship with the communities in which the Company operates, including with respect to Juanicipio, is critical to continuing successful exploration, development and mining operations. As Fresnillo is the operator of Juanicipio, the community relations maintained with respect to the mine lie outside the direct control of the Company. Community support for operations is a key component of a successful exploration, development and operation of a mine or exploration/development project. As a business in the mining industry, the Company may come under pressure in the jurisdictions in which it explores, develops and operates, to demonstrate that other stakeholders benefit and will continue to benefit from the Company’s commercial activities. The Company may face opposition with respect to the Company’s current and future development, exploration projects and mining operations which could materially adversely affect the Company’s business, results of operations, financial condition and share price.

The Company’s activities may be impacted by the spread of COVID-19 or other virus and communicable disease outbreaks.

The COVID-19 pandemic or any future emergence and spread of similar pathogens could have an adverse impact on global economic conditions (including monetary policy and inflation) which may adversely impact the Company’s operations and the operations of the Company’s suppliers, contractors and service providers, and may negatively impact future fiscal periods in the event of prolonged disruptions associated with the pandemic. A sustained slowdown in global growth or demand, or a significant slowdown, could have an adverse effect on the price and/or demand for the Company’s products. COVID-19 and efforts to contain it, including any future restrictions on travel or other advisories issued, may have a significant effect on metal prices and demand, and potentially broader impacts on the global economy.

The economic impact of the COVID-19 pandemic may cause reduced customer demand, supply chain disruptions and increased government regulations, all of which may negatively impact the Company’s business and financial condition.

In addition, any future emergence and spread of COVID-19 or similar pathogens, could have a material adverse impact on global economic conditions, which may adversely impact: the market price of the Common Shares, the Company’s operations, its ability to raise debt or equity financing for the purposes of mineral exploration and development, delay of certain infrastructure contracts, and the operations of the Company’s suppliers, contractors and service providers.

Emerging climate change regulations could result in significant costs and climate change may result in physical risks to a mining company’s operations.

Governments are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to greenhouse gas emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, and the increased transitional risks evolve as society and industry work to reduce their reliance on carbon, the operating costs could increase at its operations. In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. These physical risks include changes in rainfall rates, rising sea levels, reduced water availability, higher temperatures, increased snowpack and extreme weather events. Such events could materially disrupt the Company’s operations if they affect the Juanicipio site, impact local infrastructure or threaten the health and safety of the Company’s or Fresnillo’s employees and contractors, and there can be no assurances that the Company or Fresnillo as operator of Juanicipio will be able to predict, respond to, measure, monitor or manage the physical risks posed as a result of climate change factors. Climate-related risks could also result in shifts in demand for certain commodities, including precious metals. The Company’s own operations are exposed to climate-related risks as a result of geographical location. The Company has sought to reduce its environmental footprint and located its operations in appropriate facilities; however, the Company’s operations may be adversely affected by climate change factors. Therefore, such an event could result in material economic harm to the Company.

The Company acknowledges international and community concerns around climate change. The Company supports initiatives consistent with international initiatives on climate change. However, the increased government regulation may result in increased costs at some of its mining operations if the current regulatory trend continues.

The occurrence of any climate change violation or enforcement action may have an adverse impact on the Company’s operations, the Company’s reputation and could adversely affect the Company’s results of operations. As well, environmental hazards caused by third parties may exist on a property in which the owners or operators of the mining projects are not aware at present, and which could impair the commercial success, levels of production and continued feasibility and project development and mining operations on these properties.

Risks Relating to Financing the Company’s Business Operations

Adequate funding may not be available, resulting in the possible loss or dilution of the Company’s interests in its properties.

Sufficient funding may not be available to the Company for further exploration, development and operation of its property interests. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration, development and operation of the Company’s properties. If the Company becomes unable to meet its share of costs incurred under agreements to which it is a party, the Company may have its property interests subject to such agreements reduced as a result or even face termination of such agreements. In the case of Juanicipio, all costs relating to the mine are required to be shared by the Company and Fresnillo pro-rata based on their ownership interests in the Juanicipio Entities, and if either party does not fund pro-rata, their ownership interest will be diluted in accordance with the Shareholders’ Agreement.

The Company has an option to earn-in to the Deer Trail Project, and also has options to acquire interests in other mineral property claims. In order to obtain ownership of such mineral claims, it must make payments to the current owners and incur certain exploration expenditures on those properties. Accordingly, additional financing will be required to secure ownership of these mineral properties. Failure of the Company to make the requisite payments in the prescribed time periods may result in the Company losing its entire interest in the subject property and the Company will no longer be able to conduct certain aspects of its business as described in this prospectus.

The Company may not have sufficient funds to: (a) fund its proportionate share of the Juanicipio Entities required capital contributions; (b) fund the required annual exploration expenditures and royalty payments under the option agreement governing the Company’s option to consolidate and acquire 100% of the Deer Trail Project and surrounding Alunite Ridge area in Piute County, Utah; (c) make the minimum expenditures to maintain its properties, including the Larder Project in good standing under applicable laws; (d) make the corresponding payments of semi-annual governmental (mining) duties to maintain its properties, including the Larder Project, in good standing under applicable law; and (e) make the minimum expenditures to earn its interest in such properties. In such event, in respect of any of the properties, the Company may dilute its interest in such property interest, seek to enter into a partnership or joint venture, sell the subject property or elect to terminate its option.

The Company may require new capital to continue to operate its business and to continue with exploration, development and operation of its properties, and additional capital may not be available when needed, if at all.

Substantial expenditures are required for commercial operations and if financing for such expenditures is not available on acceptable terms, the Company may not be able to justify commercial operations.

Substantial expenditures are required to establish and process mineral reserves through drilling, to develop processes to extract the mineral resources and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for extraction. Mineral resources may not be discovered in sufficient quantities to justify continued commercial operations, or the funds required for development may not be obtained at all or on terms acceptable to the Company.

The Company’s expenditures are currently funded from its cash balances, which are the proceeds of loan repayments from Juanicipio as well as previous equity financings. The Company may require additional capital in the future from either equity or debt offerings to meet its project-related expenditures, as it is possible that the Company will not generate sufficient cash flow to meet all of its future expenditure requirements.

The Company’s future liquidity may depend upon its ability to repatriate cash from Juanicipio or arrange significant additional debt or equity financing.

The Company’s future liquidity may depend upon the ability of the Company to obtain the necessary financing to complete the development of its interests and achieve profitable production or, alternatively, upon the Company’s ability to dispose of its interests on a profitable basis. Given the Company incurred losses from inception to 2020, and does not have any operating cash flow within its control, there can be no assurance that positive cash flows generated by Juanicipio will be distributed to the Company, additional capital or financing will be available if needed, or that, if available, the terms of such financings will be acceptable to the Company. If the Company raises additional funds through the sale of equity securities or securities convertible into equity securities, shareholders may have their equity interest in the Company diluted.

The Company has a history of losses and values attributed to the Company’s assets may not be realizable.

The Company has a history of losses and, prior to 2020, no income from its investment in Juanicipio. The revenues generated at Juanicipio in 2020-2023 from processing mineralized development material through the Fresnillo processing plants, and in 2023 from the commercial production of mineralized development material at the Juanicipio plant, net of processing and treatment charges, were being used by the Juanicipio Entities to offset initial project capital and working capital cash requirements.

Prior to 2020, the Company had no proven history of performance, earnings or success. The amounts attributed to the Company’s exploration concessions in its financial statements represent acquisition, exploration and development costs and should not be taken to represent realizable value with certainty. The Company anticipates continued losses until a project enters commercial production on a profitable basis. If the Company is unable to generate revenues with respect to its properties on a consistent basis, the Company will not be able to earn profits which would adversely affect its business and prospects.

The Company has historically had negative cash flows.

The Company has experienced net losses in the past and may incur similar losses in the future until and unless it can derive sufficient cash flows from its investments in mineral projects. Future negative cash flows could have an adverse effect on the market price of the Common Shares.

The Company faces risks related to the Facility.

The Company’s fully underwritten $40 million revolving credit facility with the Bank of Montreal (the “Facility”) includes certain customary restrictive covenants. The Company does not currently anticipate any significant risk in complying with the financial ratios or financial covenants contained in the Facility. However, if the current facts and circumstances faced by the Company were to change to unexpected operational issues or due to other factors beyond the Company’s control, such changes could result in the Company being subject to certain restrictions under, or being found in default of, the Facility. Future exploration work and development of the properties in which the Company has an interest may depend upon the Company’s ability to repatriate capital from its interest in the Juanicipio Mine, obtain financing through joint venturing of projects, raise additional debt or equity financing, maintain the Facility or raise financing through other means. Failure to gain access to such financing on a timely basis may have an adverse impact on the business of the Company.

Risks Relating to the Development and Operation of Juanicipio

The Company is subject to uncertainties and risks relating to the operation of the Juanicipio Mine.

The Company is subject to inherent uncertainties and risks related to the operation of the Juanicipio Mine, the principal of which include: problems with the processing plant; delays and cost overruns associated with contractors; delays and cost overruns associated with COVID-19; delays and cost overruns associated with production timelines; budget overruns due to changes in costs of power, fuel, labour, materials and supplies; underground development; and potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent activities.

Minera Juanicipio has prepared budgets for mineralized material to be mined and processed and the related operating and sustaining capital expenditures for Juanicipio, but no assurance can be given that such budgeted material processed and costs will be achieved. Failure to achieve cost estimates or material increases in costs could have an adverse impact in future cash flows, profitability, results of operations and financial condition. It is common in new mining operations to experience such unexpected costs, problems and delays during start-up and operation. In addition, delays in mineral production often occur. Accordingly, the Company cannot provide assurance that its activities will result in profitable mining operations at the Juanicipio Mine.

The Company’s capital and operating costs, production schedules and economic returns are based on certain assumptions which may prove to be inaccurate.

The Company’s expected operating and capital costs, production estimates, anticipated economic returns and other projections, estimates and forecasts for its mineral properties that are included in this prospectus and the documents incorporated by reference herein are based on assumed or estimated future metals prices, cut-off grades, operating costs, capital costs, rates of inflation, metallurgical recoveries, that the actual ore mined is amenable to mining or treatment, environmental considerations, labour volumes, permitting and other factors, any of which may prove to be inaccurate. The 2024 Technical Report includes estimates of future production, development plans, operating costs, capital costs and other economic and technical estimates for Juanicipio. These estimates are based on a variety of factors and assumptions and there is no assurance that such production plans, costs or other estimates will be achieved. Actual production, costs and financial returns may vary significantly from the estimates depending on a variety of factors, many of which are not within the Company’s control.

The Company’s operating and capital costs are affected by the cost of commodities and goods, such as explosives, fuel, electrical power and supplies. Significant declines in market prices for gold, silver and other metals could have an adverse effect on the Company’s economic projections. Management of the Company assumes that the materials and supplies required for operations, development and commercial production will be available for purchase and that the Company will have access to the required amount of sufficiently skilled labour. As the Company relies on certain third-party suppliers and contractors, these factors can be outside its control and an increase in the costs (due to inflation, impacts of the Russia and Ukraine conflict, the Israel-Hamas war or otherwise) of, or a lack of availability (due to supply chain disruption or otherwise) of, commodities, goods and labour may have an adverse impact on the Company’s financial condition. The Company may experience difficulty in obtaining the necessary permits for its exploration, development or operational activities, if such permits are obtained at all, and may face penalties as a result of violations of permits or other environmental laws, which may cause delays and increases to projected budgets. Any of these discrepancies from the Company’s expected operating and capital costs, production schedules and economic returns could cause a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has in the past, and may in the future, provide estimates and projections of its future production, costs and financial results. In addition, Fresnillo, as operator of Juanicipio, has in the past, and may in the future, provide estimates and projections of future production, costs and financial results expected from Juanicipio.

Juanicipio capital requirements contemplated in the 2024 Technical Report are subject to volatility and uncertainty.

The continued development and operation of Juanicipio will use significant amounts of commodities, consumables and other materials. Prices for steel, concrete, fuel and other materials, commodities and consumables required for mine development can be volatile and price changes can be substantial, occur over short periods of time and be affected by factors beyond control of the project operator. Higher costs for construction materials like steel and concrete, the impact of the Mexican peso exchange rate on various development inputs, or tighter supplies can affect the costs and timing of the project development.

The continued development of Juanicipio will also utilize significant amounts of large and small equipment that may be critical to the development and operation of the project. Repeated and/or unexpected equipment failures and/or unavailability of equipment could cause interruptions or delays in the development.

Further, there is no certainty that the estimates described in the 2024 Technical Report will be realized. Any changes in the mine plan, mine design and/or scope of operations from those envisioned in the 2024 Technical Report may have a significant adverse impact on capital costs than is currently expected.

Mineral projects, such as Juanicipio, are uncertain and it is possible that actual capital and operating costs and economic returns will differ significantly from those estimated for the project.

The operation of the mine at Juanicipio requires significant expenditures to achieve planned production targets. The economic feasibility of mineral projects is based on many factors, such as estimation of mineral reserves, anticipated metallurgical recoveries, environmental considerations and permitting, future silver prices, and anticipated capital and operating costs of such projects.

Estimates of mineral resources, mineral reserves and anticipated cash operating costs are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and other factors. As a result, it is possible that actual capital, operating costs, production costs and economic returns will significantly differ from those currently estimated for Juanicipio.

Any of the following events, among others, could affect the profitability of Juanicipio: unanticipated changes in grades and tonnes of development and mineralized stope material to be mined and processed; unanticipated adverse geologic conditions; unanticipated adverse geotechnical conditions; unanticipated metallurgical recovery problems; incorrect data on which engineering assumptions are made; availability of labour; costs of processing and refining facilities; delays resulting from future pandemics similar to COVID-19; availability of economic sources of power; adequacy of water supply; adequate access to the site; unanticipated transportation costs; government regulations (including regulations with respect to the environment, prices, royalties, duties, taxes, permitting, restrictions on production, quotas on exportation of minerals); fluctuations in silver prices; and accidents, labour actions and force majeure events.

The Juanicipio Mine plan and design and the financial results may not be consistent with the 2024 Technical Report.

The 2024 Technical Report is based on both mineral resource and mineral reserve estimates and reflects a processing capacity of 4,000 tpd. However, Fresnillo may adopt alternate mine plans and other changes, and the scope of operations, if any, may differ materially from those presented in the 2024 Technical Report.

Further, there is no assurance that future required permits will be issued on a timely basis or at all. (See “There is no guarantee that licenses and permits required by the Company or the Juanicipio Entities to conduct business will be obtained, which may result in an impairment or loss in the Company’s mineral properties” above).

The 2024 Technical Report includes estimated inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the estimates described in the 2024 Technical Report will be realized. There is no guarantee that development and operation will be carried out in accordance with the 2024 Technical Report, and if carried out, that operating or financial results will be consistent with the 2024 Technical Report.

The continued operation of Juanicipio may be adversely impacted by a lack of access to a skilled workforce.

The continued development and operation of Juanicipio will depend on availability of a skilled workforce, including, but not limited to, mining and mineral, metallurgical and geological engineers, geologists, environmental and safety specialists, and mining operators to explore and develop the project. Inadequate access to an available skilled workforce (including as a result of COVID-19 outbreaks or restrictions), could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to, the production schedules, capital and operating costs.

The Company’s operations are subject to labour risks.

Juanicipio is and will be dependent on its workforce, and that of its specialized contractors, to extract and process minerals, and is therefore sensitive to its ability to source skilled labour in country, to a labour disruption of the project’s operations or to changes to laws. Fresnillo, as operator of Juanicipio, endeavours to maintain good relations with its workforce and specialized contractors in order to minimize the possibility of strikes, lockouts and other stoppages at its work sites. Relations between the Juanicipio Entities and its employees and contractors may be impacted by changes in labour relations that may be introduced by, among other things, employee groups, unions and the relevant governmental authorities in Mexico. As the Juanicipio Entities’ operations depend upon the efforts of its employees and contractors, the operations would be adversely affected if it failed to maintain satisfactory labour relations. In addition, relations between the Company and its employees and contractors may be affected by changes in labour and employment laws. Changes in such legislation or in the relationship between Minera Juanicipio and its employees and contractors may have a material adverse effect on the Company’s business, results of operations, financial condition or prospects.

The continued operation of Juanicipio may be adversely impacted by lack of access and availability of infrastructure, power and water, and other matters.

The continued operation of Juanicipio will require access to and an ability to maintain adequate and reliable infrastructure, including roads, power sources and water systems. If the required infrastructure is not readily available, it may have to be built, and there is no assurance that it can be built in a timely manner or at all. There is no assurance that the Juanicipio Entities can access and maintain the infrastructure needed, or, where necessary, obtain rights of way, government authorizations and permits to construct, or upgrade the same at a reasonable cost, in a timely manner, or at all. Access to infrastructure may also be interrupted by natural causes, such as drought, floods, earthquakes and other weather phenomena, or man-made causes, such as blockades, sabotage, conflicts, government issues, political events, protests, rationing or competing uses, as well as global pandemics.

Inadequate, inconsistent or costly infrastructure could compromise many aspects of the project’s feasibility, viability and profitability, including, but not limited to the capital and operating costs.

Amendments to the federal labour law on labour subcontracting (or “outsourcing”) may impact the Company’s operations.

Labour reform legislation on subcontracting and outsourcing in Mexico was published on April, 23, 2021 (the “Reform”). The Reform amends several Mexican laws, including the Federal labour law, and seeks to, amongst other things, regulate outsourcing as follows: (i) to prohibit the use of subcontracting as it has historically been used in Mexico; and (ii) to allow an exception for specialized services under regulated circumstances. This Reform legislation came into effect on September 1, 2021.

The Reform changes are not expected to have a significant impact on the viability of Juanicipio. However, with various restrictions on hiring contractors, Fresnillo, as operator, internalized a portion of its workforce and now performs much of the development work directly rather than outsourcing it to contractors, and hence invested in equipment not previously planned to be utilized in underground operations.

Other general tax amendments are referred to under the risk factor titled “Mexican Foreign Investment and Income Tax Laws apply to the Company” below.

Juanicipio development decisions and production results may differ from those envisaged in the 2024 Technical Report.

The actual scope, operating results and production results of Juanicipio may differ from the scope, operation results and production results envisaged in the 2024 Technical Report. Mineral resources that are not mineral reserves do not demonstrate economic viability and there is no certainty that mineral resources will ever become mineral reserves. There can be no certainty that the results in the 2024 Technical Report will be realized. Fresnillo is the project operator and the actual continued exploration, operation and production may be materially different than as contemplated in the 2024 Technical Report. As a result, there are additional risks as to the extent of capital and operating costs, mineral recovery and financial viability of the project.

The Company may encounter certain transportation and refining risks that could have a negative impact on its operations.

Mined materials and mineral concentrates containing combinations of metals that are produced at the Juanicipio Mine are transported to refiners and smelters. This type of process involves certain environmental and financial risks. The Company could be subject to potential significant increases in transportation charges and treatment and refining charges. Transportation of such materials and mineral concentrates is also subject to numerous risks including, but not limited to, delays in delivery of shipments, roadblocks, theft and other criminal activities, civil unrest, weather conditions and environmental liabilities in the event of an accident or spill. The Company could be subject to limited smelter availability and capacity and could also face the risk of a potential interruption of business from a third-party beyond the Company’s control, which in both cases could have a material adverse effect on the Company’s business, operations, financial performance and financial condition. There is no assurance that smelting, refining or transportation contracts for the Juanicipio Mine’s production will be entered into and/or renewed on acceptable terms or that the counterparties to such contracts will meet their respective obligations thereunder. If the Company is unable to effectively process and refine its materials and mineral concentrates on acceptable terms or if the counterparties to any smelting, refining and transportation contracts fail to meet their respective obligations thereunder, the Company’s business, operations, financial performance and financial condition could be materially adversely impacted.

Risks Relating to the Company’s Property Titles

The Company’s mineral properties are subject to title risk and any challenge to the title to any of such properties may have a negative impact on the Company.

The Company’s mineral property rights, including its indirect interest in Juanicipio, may be subject to prior unregistered agreements, transfers and claims, and title may be affected by, among other things, undetected defects. Title to, and the area of, the mineral interests held by the Company may be disputed. A full investigation of legal title to the Company’s property interests has not been carried out at this time. Accordingly, title to these property interests may be in doubt. Other parties, including, without limitation, Indigenous communities, may dispute title or access to the properties in which the Company has an interest. The Company’s property interests may also be subject to prior unregistered agreements or transfers or land claims, and title may be affected by such undetected defects. Any challenge to the title or access to any of the properties in which the Company has an interest may have a negative impact on the Company as the Company will incur delay and expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

Certain of the Company’s mineral properties may now or in the future be the subject of Indigenous rights claims.

Certain of the Company’s mineral properties, and in particular the Larder Project, may now or in the future be the subject of Indigenous rights claims, including treaty rights and Métis rights claims. The legal nature of Indigenous claims is a matter of considerable and evolving complexity. In a number of court decisions, the Supreme Court of Canada has affirmed the obligation on the Crown to consult with Indigenous peoples prior to authorizing the development of resources in Indigenous territory, such as mineral development. Treaties between the Crown and Indigenous people enshrine certain rights, and impose certain obligations on the Crown with respect to the treaty area. Métis rights and aboriginal title may also be claimed, and may require consultation and accommodation which can affect the development of mineral resources.

The impact of any such claim on the Company’s interest in its mineral properties cannot be predicted with any degree of certainty and no assurance can be given that the exercise or recognition of Indigenous rights in the areas in which the Company’s mineral properties are located, including by way of negotiated settlements or judicial pronouncements, would not have an adverse effect on the Company’s activities. In addition, there is no assurance that the Company will be able to maintain practical working relationships with Indigenous groups which would allow it to ultimately develop the Company’s mineral properties.

Title opinions provide no guarantee of title and any challenge to the title to any properties may have a negative impact on the Company.

There is no guarantee that title to any concessions in which the Company has or will acquire a material interest will not be challenged or impugned. In Mexico, a title opinion does not provide absolute comfort that the holder has unconditional or absolute title. Any challenge to the title or access to any of the properties in which the Company has an interest, including its indirect interest in Juanicipio, may have a negative impact on the Company as the Company will incur expenses in defending such challenge and, if the challenge is successful, the Company may lose any interest it may have in the subject property.

Titles to the properties in which the Company has an interest that are not registered in the name of the Company may result in potential title disputes having a negative impact on the Company.

All of the agreements under which the Company may earn interests in properties, including any indirect interest acquired through Minera Juanicipio, have either been registered or been submitted for registration with the Mexican Public Registry of Mining or the applicable Canadian or U.S. authority, but title relating to the properties in which the Company may earn its interests may be held in the names of parties other than the Company. Any of such properties may become the subject of an agreement which conflicts with the agreement pursuant to which the Company may earn its interest, in which case the Company may incur expenses in resolving any dispute relating to its interest in such property and such a dispute could result in the delay, indefinite postponement of further exploration, development, construction and operation of properties or the possible loss of such properties.

Risks Related to Minority Interest Investment in Juanicipio

The Company is a minority shareholder and non-operator of the Juanicipio Entities and therefore is dependent on, and subject to, the decisions of the majority shareholder and operator of the Juanicipio Entities.

The terms of the Shareholders’ Agreement and corporate by-laws governing the operation of the Juanicipio Entities provide effective control to Fresnillo over many of the activities and operating decisions of the Juanicipio Entities, including decisions with respect to cashflows of such entities, since it holds a majority (56%) of the shares of the Juanicipio Entities. While a limited number of decisions of the shareholders or the directors of the Juanicipio Entities require a special majority of 60%, and in one instance 75%, giving the Company an effective veto over any such decisions, the Company is a minority shareholder and non-operator of Juanicipio and is dependent on Fresnillo to manage and operate the affairs of the Juanicipio Entities and to do so in compliance with the Shareholders’ Agreement (which, among other things, requires Fresnillo to manage and operate the Juanicipio Entities in accordance with best industry practices), the by-laws of each of the Juanicipio Entities and applicable Mexican law. If Fresnillo manages the affairs of the Juanicipio Entities in a manner that results in violation(s) of the Shareholders’ Agreement, by-laws or applicable laws, such violation(s) may have an adverse impact on the Company. Any disputes under the Shareholders’ Agreement are subject to arbitration in Mexico under applicable Mexican laws.

Fresnillo, as operator of Juanicipio, has the ability to undertake certain actions, legal or otherwise, which may result in the shareholders of the Juanicipio Entities having to fund cash calls. The Shareholders’ Agreement calls for adjustments to the interests of the shareholders in the Juanicipio Entities where either shareholder fails to fund cash calls within certain specified periods. If the Company fails to fund cash calls, it risks having its interest reduced, may lose its effective veto power over certain decisions and ultimately could be diluted out of the Juanicipio Entities altogether. Fresnillo is a much larger entity with far greater access to financial resources than the Company.

As operator, Fresnillo has control of the timing of cash calls, cash distributions and the timing thereof, relationships with contractors and employment matters together with other operational matters. The Company’s lack of control over such matters could have an adverse impact on the Company.

The Company holds its Juanicipio interest through a minority shareholding in the Juanicipio Entities and therefore may be adversely impacted by disputes amongst the shareholders.

The Company’s 44% interest in the Juanicipio Entities is subject to the risks normally associated with the conduct of incorporated businesses with multiple shareholders. The existence or occurrence of one or more of the following circumstances and events, for example, could have a material adverse impact on the Company’s operations and financial condition or the viability of its interests held as a shareholder: disagreement between shareholders on how to conduct business efficiently; inability of the shareholders to meet their obligations to the business operations or third parties; or litigation arising between shareholders.

Minera Juanicipio and Equipos Chaparral are organized through corporations that are formed under and governed by the laws of Mexico. The laws in Mexico do not provide all of the same protections that are available to shareholders of corporations that are formed under the laws of Canada or the United States. Accordingly, any dispute between the Company and Fresnillo as the shareholders of Minera Juanicipio and Equipos Chaparral could have a materially adverse effect on the Company.

In 2010, MAG initiated arbitration proceedings with the International Court of Arbitration of the International Chamber of Commerce. In May 2011, the Company announced that it had received a favourable ruling, dated April 28, 2011, of a three-member arbitral panel of the International Court of Arbitration of the International Chamber of Commerce with respect to the arbitration proceedings against Fresnillo. In its ruling, the arbitral tribunal awarded MAG U.S.$1.86 million in damages. However, there can be no guarantee that future disputes between the parties will not arise and lead to further litigation proceedings, the outcome of which is uncertain.

The Company has significant shareholders that may be able to exert influence over the direction of the Company’s business.

Based upon the Company’s review of the insider reports filed with System for Electronic Disclosure by Insiders (SEDI) with respect to Fresnillo, Blackrock Investment Management (“Blackrock”) and Van Eck Associates Corp. (“Van Eck”), and their respective affiliates, as at the date of this prospectus, the Company believes that each holds approximately 9.05%, 13.9% and 9.7%, respectively, of the Common Shares. Accordingly, Fresnillo, Blackrock and Van Eck, either in unison and/or individually, may have some influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders of the Company for approval, including business combinations and any proposed sale of all or substantially all of the Company’s assets. Unless full participation of a number of shareholders takes place in such shareholder meetings, Fresnillo, Blackrock and/or Van Eck may be able to approve on its own, or effectively prevent the approval, of any such significant corporate transactions.

Further, the significant ownership of Common Shares by Fresnillo, Blackrock and Van Eck may affect the market price and liquidity of the Common Shares. The effect of these rights and their influence may impact the price that investors are willing to pay for Common Shares. If any of these parties sells a substantial number of Common Shares in the public market, the market price of the shares could decrease.

The presence of a dominant shareholder like Fresnillo, that is the operator of Juanicipio, and has substantial property holdings surrounding Juanicipio, may give rise to potential conflicts of interest, as Fresnillo’s interests may differ from, or be adverse to, the interests of the Company’s other shareholders. Without the consent and cooperation of Fresnillo, the Juanicipio Entities may be prevented from entering into transactions that would be beneficial to the Company and its other shareholders.

Risks Relating to the Regulatory Environment

Amendments to the Mexican Federal Mining Law may affect the Company’s operations.

On March 28, 2023, a legislative initiative aimed at amending multiple legal codes, including the Federal Mining Law, was presented to the Mexican Congress by the President of Mexico. The amendments pertain to, among other matters, granting of future mining permits and transfer of permits, shortening concession life, granting of future water permits, granting of exploration permits on behalf of exploration companies to the Mexican Geological Services, mine reclamation, profit-sharing requirements to distribute at least 7% of profits to local indigenous communities and management of mine waste. The amendments were brought into law on May 9, 2023. The Company is conducting a thorough review and evaluation of potential implications specifically concerning its 44% interest in Juanicipio, including the treatment of concessions issued under previous legislation. Numerous legal challenges to the legality and constitutionality of several aspects of these changes have been filed with various Mexican courts and are pending adjudication. Minera Juanicipio is committed to monitoring these judicial proceedings with the utmost attention.

The environment in which the Company operates may not adhere to international standards with respect to security and human rights.

The Company’s operations, development projects and exploration activities extend to jurisdictions which may be considered to have an increased degree of security risk and criminal activity. The impacts of these risks could impede the exploration, development and operation of the Company’s mines in these countries. See also the risk factor “The properties in which the Company has an interest are located primarily in Mexico”.

In addition, civil disturbances and criminal activities, such as trespass, illegal mining, sabotage, theft and vandalism, have caused disruptions at certain of the Company’s operations. The Company has taken certain measures to protect its employees, property and production facilities from these risks. The measures that have been implemented by the Company cannot guarantee that such incidents will not continue to occur and such incidents may halt or delay production, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties.

The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The Company has implemented a number of measures and safeguards which are designed to assist its personnel in understanding and upholding these standards. The implementation of these measures will not guarantee that the Company’s personnel will uphold these standards in every instance. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increased community tensions, reputational harm to the Company or result in litigation, criminal and/or civil liability for the Company or its employees and/or financial damages or penalties.

It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations. However, if the number of incidents increases, costs associated with security, in the case of civil disturbances and illegal mining, may also increase, affecting profitability.

The Company is subject to anti-corruption laws.

The Company is subject to anti-corruption laws under the Canadian Corruption of Foreign Public Officials Act, and the U.S. Foreign Corrupt Practices Act, which generally prohibit companies from bribing or making other prohibited payments to foreign public officials in order to obtain or retain an advantage in the course of business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in Mexico or any other jurisdiction in which the Company may conduct business. The Company cannot ensure that its employees or the employees of the Juanicipio Entities or other agents will not engage in such prohibited practices, for which the Company or the Juanicipio Entities could face severe penalties, reputational damage and other consequences that could have a material adverse effect on the Company’s business and financial condition. The Company has adopted the Code of Conduct and the Anti-Bribery and Anti-Corruption Policy to promote legal and ethical business conduct by its directors, officers and employees. The Company cannot, however, provide assurance that the Code of Conduct or the Anti-Bribery and Anti-Corruption Policy, or other policies or procedures that it may adopt, will be sufficient to protect against corrupt activity. In particular, the Company may not be able to prevent or detect corrupt activity by employees or third parties, such as sub-contractors or of Juanicipio operator, Fresnillo, for which the Company might be held responsible.

The Company may be required by human rights laws to take actions that delay the advancement of its projects.

There are various international and national laws, codes, resolutions, conventions, guidelines and other materials that relate to human rights (including rights with respect to health and safety and the environment surrounding the Company’s operations). Many of these materials impose obligations on government and companies to respect human rights. Some mandate that government consult with communities surrounding the Company’s projects regarding government actions that may affect local stakeholders, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national materials pertaining to human rights continue to evolve and be defined. One or more groups of people may oppose the Company’s current and future operations or further development, new development or production at its projects or operations. Such opposition may be directed through legal or administrative proceedings or expressed in manifestations, such as protests, roadblocks or other forms of public expression against the Company’s activities and may have a negative impact on its reputation. Opposition by such groups to the Company’s or the Juanicipio Entities’ operations may require modification of, or preclude the operation or development of, its projects or may require the Company or the Juanicipio Entities to enter into agreements with such groups or local governments with respect to its projects, in some cases causing considerable delays to the advancement of its projects.

The Company’s activities within Mexico are subject to extensive laws and regulations governed by Mexican regulators.

The Company’s activities, including but not limited to the operations at Juanicipio, are subject to extensive laws and regulations governing worker health and safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species, Indigenous communities’ rights and other matters. Specifically, the Company’s Mexican mining concessions are subject to regulation by the Mexican Department of Economy—Dirección General of Mines, the environmental protection agency of Mexico, Comisión Nacional del Aqua, which regulates water rights, and the applicable Mexican mining laws. Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.

Mexican foreign investment and income tax laws apply to the Company.

Under the applicable foreign investment laws of Mexico, there is presently no limitation on foreign capital participation in mining operations; however, the applicable laws may change in a way which may adversely impact the Company and its ability to repatriate profits. Under applicable Mexican income tax laws, dividends paid out of “previously taxed net earnings” are not subject to Mexican corporate taxes. Otherwise, dividends are subject to the Mexican income tax at the corporate level, which presently is 30% over a gross up basis (amount of the dividend times 1.4286), payable by the Mexican company as an advance of its annual income tax. There is a withholding tax on dividends paid by a Mexican company to Mexican individuals and non-Mexican shareholders of 10% applicable to earnings generated as of 2014; “previously tax net earnings” generated until 2013 are not subject to this withholding tax. This withholding tax rate may be reduced under the applicable tax treaties to avoid double taxation entered by Mexico.

Corporations with their tax residence in Mexico are taxed on their worldwide income, which include all profits from operations, income from investments not relating to the regular business of the corporation and capital gains. The current corporate income tax rate in Mexico is 30%. As of January 1, 2014, a mining royalty fee is in effect in Mexico of 7.5% on income before tax, depreciation, and interest, as well as an extraordinary governmental fee on precious metals, including gold and silver, of 0.5% of gross revenue.

On December 31, 2016, the State Government of Zacatecas, Mexico published a new tax law for the state (Ley de Hacienda del Estado de Zacatecas), which came into effect on January 1, 2017 and imposes environmental taxes on activities, such as (i) extraction of materials other than those regulated by the Federal Mining Laws of Mexico; (ii) emissions to the atmosphere; (iii) discharges of industrial waste into the soil and water; and (iv) deposit of industrial waste. After various legal challenges, two of the taxes were declared constitutional and two taxes unconstitutional for Minera Juanicipio. The annual cost to Minera Juanicipio of complying with the two taxes deemed constitutional is not considered significant at this time and management’s assessment is that it will not have an impact on the viability of Juanicipio. However, this is an example of a type of tax that can occur in the future.

The Mexican VAT is a refundable tax levied on the value added to goods and services, and is imposed on corporations that carry out activities within Mexican territory, including (i) the sale or other disposition of property; (ii) the rendering of independent services; (iii) the granting of temporary use of property; or (iv) the importation of goods and services. The standard value added tax rate is currently 16% but is subject to periodic review and change by the relevant Mexican tax authorities. The Company and the Juanicipio Entities have traditionally held a VAT receivable balance due to the expenditures they incur whereby VAT is paid to a vendor or service provider. Collections of these receivables from the Government of Mexico often take months and sometimes years to recover. The Company to date has been able to recover the majority of its VAT paid, and in the case of the Juanicipio Entities, any VAT not recovered on a timely basis will be applied against VAT payable on sales from production or leasing income. The recoveries of future VAT paid, and possible extended delays in recoveries common in Mexico, could adversely affect exploration, development and operating costs.

Legislative changes in the VAT effective January 1, 2017 may prevent mining companies during the exploration stage from requesting VAT refunds, unless they are certain they will eventually operate and generate revenue. Future legislative changes in Mexico are not predictable and may have a negative effect on the Company and its operations.

The Company may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act.

Management has documented and tested its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires an annual assessment by management of the effectiveness of the Company’s internal control over financial reporting. The Company may fail to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and the Company may not be able to conclude, on an ongoing basis, that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

The Company’s failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company’s business and negatively impact the trading price or the market value of its securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations. If the Company expands, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that the Company continues to monitor its internal control over financial reporting. The Company cannot be certain that it will be successful in complying with Section 404 of the Sarbanes-Oxley Act.

The Company follows Canadian disclosure practices concerning its mineral resources and mineral reserves which allow for different disclosure than is required for domestic U.S. reporting companies.

The Company’s mineral resource and mineral reserve estimates are not directly comparable to those made by domestic U.S. reporting companies subject to the SEC’s reporting and disclosure requirements, as the Company reports mineral resources and mineral reserves in accordance with Canadian practices. These practices are different from the practices used to report mineral resource and mineral reserve estimates in reports and other materials filed by domestic U.S. reporting companies with the SEC.

Unless otherwise indicated, technical disclosure regarding our properties included or incorporated by reference herein, including all mineral resource and mineral reserve estimates contained in such technical disclosure, has been prepared in accordance with the requirements of NI 43-101 and the CIM Definition Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC Modernization Rules. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Company prepared the mineral resource and mineral reserve estimates under the standards adopted under the SEC Modernization Rules. See “Cautionary Note to United States Investors”.

Any enforcement proceedings under Canada’s Extractive Sector Transparency Measures Act against the Company could adversely affect the Company.

The Extractive Sector Transparency Measures Act (Canada) (“ESTMA”) requires public disclosure of certain payments to governments by companies engaged in the commercial development of minerals which are publicly listed in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments, including aboriginal groups. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure reporting or structuring payments to avoid reporting. If the Company becomes subject to an enforcement action or is in violation of ESTMA, this may result in significant penalties or sanctions which may also have a material adverse effect on the Company’s reputation.

Risks Relating to the Company’s Securities

Funding and property commitments may result in dilution to the Company’s shareholders.

The Company may sell equity securities in public offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, exploration, development, project construction, acquisitions or other projects. The Company cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the Company’s securities will have on the market price of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Exercises of presently outstanding stock options (“Options”) may also result in dilution to security holders.

The board of directors of the Company (the “Board”) has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, the Company may issue additional securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price for the Common Shares.

Sales of substantial amounts of the Company’s securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Company’s securities and dilute investors’ earnings per share. A decline in the market prices of Company’s securities could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

The price of the Company’s Common Shares is volatile.

Publicly quoted securities are subject to a relatively high degree of price volatility. It should be expected that continued fluctuations in price will occur, and no assurances can be made as to whether the price per share will increase or decrease in the future. In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of many companies, particularly those considered exploration or development stage companies, such as the Company, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The factors influencing such volatility include pandemics, macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries.

The price of the Common Shares is also likely to be significantly affected by short-term changes in precious metal prices or other mineral prices, currency exchange fluctuations and the Company’s financial condition or results of operations as reflected in its earnings reports. Other factors unrelated to the performance of the Company that may have an effect on the price of the Common Shares include the following: the extent of analyst coverage available to investors concerning the business of the Company may be limited if investment banks with research capabilities do not follow the Company’s securities; lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of securities of the Company; the size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities; and a substantial decline in the price of the securities of the Company that persists for a significant period of time could cause the Company’s securities to be delisted from an exchange, further reducing market liquidity.

Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

There is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

Most of the Company’s mineral assets are located outside of Canada.

Most of the Company’s mineral assets are located outside of Canada. As a result, it may be difficult for investors to enforce within Canada any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of applicable securities laws. In addition, there is uncertainty as to whether the courts of Mexico and other jurisdictions would recognize or enforce judgments of Canadian courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of Canada or be competent to hear original actions brought in Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of Canada. Further, any payments as a result of judgments obtained in Mexico should be in pesos and service of process in Mexico must be effectuated personally and not by mail.

The Company, its directors, officers and management (with the exception of the Vice President, Exploration) and all of its material assets are located outside of the United States, which makes it difficult for U.S. litigants to effect service of process, or enforce, any judgments obtained against the Company or its officers or directors.

Substantially all of the Company’s assets are located outside of the United States and the Company does not currently maintain a permanent place of business within the United States. In addition, most of the directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for U.S. litigants to effect service of process or enforce any judgments obtained against the Company or its officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada, Mexico and other jurisdictions would recognize or enforce judgments of United States courts obtained against the Company or its directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada, Mexico or other jurisdictions against the Company or its directors and officers predicated upon the securities laws of the United States or any state thereof. Further, any payments as a result of judgments obtained in Mexico could be in pesos and service of process in Mexico must be effectuated personally and not by mail.

The Company has outstanding common share equivalents which, if exercised, could cause dilution to existing shareholders.

The Company has common share equivalents issued consisting of Common Shares issuable upon the exercise of outstanding exercisable Options and warrants or issuable upon the conversion of restricted share units (“RSUs”), performance share units (“PSUs”) and deferred share units (“DSUs”) each convertible into one Common Share. Options are likely to be exercised when the market price of the Company’s Common Shares exceeds the exercise price of such Options. RSUs and PSUs may be converted at any time by the holder subject to vesting conditions, and the DSUs may only be converted by a departing director of the Company. The exercise of any of these instruments and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares and the Company may grant additional share purchase warrants, Options, RSUs, PSUs and DSUs. Any share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

The Company has not paid dividends and may not pay dividends in the immediate future.

Payment of dividends on the Company’s Common Shares is within the discretion of the Company’s Board and will depend upon the Company’s future earnings, if any, its capital requirements and financial condition, and other relevant factors. The Company anticipates that all available funds will be invested to finance the growth of its business for the immediate future.

The Company could in the future be classified as a ‘passive foreign investment company’ (“PFIC”), which could have adverse U.S. federal income tax consequences for U.S. holders of Common Shares.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Company is classified as a PFIC for U.S. federal income tax purposes. The determination of whether the Company is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Company’s income, expenses and assets from time to time and the nature of the activities performed by the Company’s officers and employees. The Company believes that MAG was a PFIC for the 2019 and prior financial years. With the start of the underground production at the Juanicipio Mine and the Company’s attributable revenue under the PFIC determination rules, the Company believes that, as of the 2020 fiscal year, it is no longer a PFIC. Prospective investors should consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

Other Business Risks

Mineral exploration, development and extraction is a highly competitive industry.

The mineral exploration, development and production industry is intensely competitive in all of its phases and the Company must compete in all aspects of its operations with a substantial number of large established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or greater ability than the Company to withstand losses. The Company’s competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion of their operations, than the Company can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Competition could adversely affect the Company’s ability to acquire suitable new producing properties or prospects for exploration in the future. Competition could also affect the Company’s ability to raise financing to fund the exploration, development and operation of its properties or to hire qualified personnel. The Company may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on the Company’s business, financial condition or results of operations.

Environmental regulations are becoming more onerous to comply with, and the cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and the Juanicipio Entities’ operations.

Environmental legislation on a global basis is evolving in a manner that will ensure stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessment of proposed development, the possibility of affected parties pursuing class action lawsuits and a higher level of responsibility for companies and their officers, directors and employees. The Company’s operations and the operations of the Juanicipio Entities at Juanicipio are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions of spills, release or emission of various substances produced in association with certain mining industry operations, such as seepage from tailing storage facilities, which could result in environmental pollution. Failure to comply with such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require submissions to and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, and more stringent fines and penalties for non-compliance. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with environmental regulations and changes in such regulations may reduce the profitability of the Company’s operations and the operations of the Juanicipio Entities. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Company and the Juanicipio Entities and may cause material changes or delays in the Company’s and the Juanicipio Entities’ intended activities. The environmental impact assessments may impose the condition to the Company or the Juanicipio Entities of obtaining the authorization from the Indigenous communities where the mining activities are to be carried out.

The Company faces risks with respect to its tailings storage facility and related permitting.

The extraction process for silver and other metals will produce tailings, which is the sand-like material mixed with water that remain following the metal extraction process. Tailings are stored in engineered facilities (“tailings storage facilities” or “TSF”), which are designed, constructed, operated and closed in conformance with international design standards and best practices. A delay in obtaining permits relating to the TSF, a failure of the TSF walls or poor tailings management safety protocols, once operational, may adversely impact the Company’s business, operations and financial performance.

Natural disasters can pose a threat to the stability of the tailings dam walls and pose a risk beyond the Company’s control. The failure of a tailings dam wall can result in suspension of operations, injuries, death in extreme cases, government inspections, increased cost and public relation concerns. Should a breach of these facilities occur due to extreme weather, seismic event, or other incident, the Company could suffer a material financial impact on the Company’s operations and financial condition. See “Natural Disasters”.

The initial concept for tailings deposition at Juanicipio was to construct a starter cell, with initial capacity for 14-16 months’ production, and to construct a second larger cell during the initial year of operation. The granting of construction permits for the second cell have been delayed, and as a contingency, Juanicipio installed a fully culvert-contained transport pipeline to the nearby Saucito TSF to facilitate tailings deposition while awaiting the permit and construction of the second Juanicipio tailings cell.

The Company may experience difficulties managing and integrating acquisitions.

The Company continually seeks opportunities to acquire or invest in businesses that could expand, complement or otherwise relate to MAG’s current or future business. The Company may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks, such as: (i) the need to integrate and manage the businesses acquired with MAG’s own business; (ii) additional demands on the Company’s resources, systems, procedures and controls; (iii) disruption of the Company’s ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (i) substantial investment of funds or financings by issuance of debt or equity securities; (ii) substantial investment with respect to operational integration; and (iii) the acquisition or disposition of product lines or businesses. Also, such activities could result in one time charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of MAG. Any such activities may not be successful in generating revenue, income or other returns to MAG, and the resources committed to such activities will not be available to the Company for other purposes. Any inability to address risks associated with acquisitions or investments in businesses may negatively affect MAG’s operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce the Company’s earnings, which, in turn, may have an adverse material effect on the price of Common Shares.

The Company or the Juanicipio Entities may be subject to litigation, the disposition of which could negatively affect the Company’s profits to varying degrees.

All industries, including the mining industry, are subject to legal claims, with and without merit. Due to the nature of its business, each of the Company and the Juanicipio Entities may, in the future, be subject to claims (including class action claims and claims from government regulatory bodies) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the litigation process could take away from management time and effort and there can be no assurance that the resolution of any particular legal proceeding will not have a material adverse effect on the Company’s operations and financial position. Results of litigation are inherently uncertain and there can be no assurances as to the final outcome. The Company’s liability insurance may not fully cover such claims. See also “The Company holds its Juanicipio interest through a minority shareholding in the Juanicipio Entities and therefore may be adversely impacted by disputes amongst the shareholders.”

If either the Company or the Juanicipio Entities, through the operator Fresnillo, are unable to hire, train, deploy and manage qualified personnel in a timely manner, particularly in Mexico, their ability to manage and grow its business will be impaired.

Recruiting and retaining qualified personnel is critical to the Company’s and the Juanicipio Entities’ success. As Fresnillo is the operator of Juanicipio, the ability to recruit and retain qualified personnel with respect to that project lies outside the direct control of the Company. The number of persons skilled in acquisition, exploration, development and operation of mining properties is limited and competition for such persons is intense. As business activity grows, additional key financial, administrative and mining personnel, as well as additional operations staff may be required, particularly in Mexico. The Company or Minera Juanicipio may not be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increases. If the Company or Minera Juanicipio is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

It may be particularly difficult to find or hire qualified personnel in the mining industry who are situated in Mexico, to obtain all of the necessary services or expertise in Mexico, or to conduct operations on the Company’s projects (including Juanicipio) at reasonable rates. If qualified personnel cannot be obtained in Mexico, the Company or Minera Juanicipio may need to obtain those services outside of Mexico, which will require work permits and compliance with applicable laws, and could result in delays and higher costs to the Company.

In addition, the COVID-19 pandemic or the personal security risk in Juanicipio area may cause reduced availability to skilled workers for the Company.

Cyber security risks may impact the Company’s business.

The Company’s information systems, and those of its counterparties, third-party service providers and vendors, are vulnerable to an increasing threat of cyber security risks. Unauthorized parties may attempt to gain access to these systems or the Company’s information through fraud, deceit or other means.

The Company’s operations depend, in part, on how well the Company and its suppliers, as well as counterparties, protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats. The Company has entered into agreements with third parties for hardware, software, telecommunications and other services in connection with its operations. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. A cyber-attack or failure of information systems could, depending on the nature and degree of any such failure, adversely impact the Company’s reputation and results of operations. Cyber-attacks to the Company’s head office could result in damage or loss of data and operational capability. Cyber-attacks to Juanicipio can render systems down for a longer period of time or destruction of data which could impact development and ultimate operations.

There can be no assurance that the Company will not incur losses relating to cyber-attacks or other data/information security breaches in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. Cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for the Company, but there is no assurance that actions taken by the Company will be sufficient to eliminate the risks.

Any future significant compromise or breach of the Company’s data/information security, whether external or internal, or misuse of data or information, could result in additional significant costs, fines, lawsuits and damage to the Company’s reputation. In addition, as the regulatory environment related to data/information security, data collection and use, and privacy evolves, with new and constantly changing requirements applicable to the Company’s business, compliance with those requirements could also result in additional costs. The Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities. Any of these factors could have a material adverse effect on the Company’s results of operations, cash flows and financial position.

The Company’s operations are subject to risks associated with unexpected geological conditions and natural disasters.

The Company is subject to risks typical in the mining business. These include, but are not limited to, operational issues such as unexpected geological conditions and natural disasters, such as earthquakes, that cause unanticipated increases in the costs of extraction or leading to cave-in and rock bursts, particularly as mining moves into deeper levels. Major cave-ins, flooding, storms or other natural disasters could also occur under extreme conditions. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. As a result, the Company may incur significant liabilities and costs that could have a material adverse effect upon its business, results of operations and financial performance.

Infrastructure, including electricity supplies, that may be currently available and used by the Company may, as result of natural disaster, be destroyed or made unavailable or available in a reduced capacity. Were this to occur, operations at the Company’s properties may become more costly or have to be curtailed or even terminated, potentially having serious adverse consequences to the Company’s financial condition and viability that could, in turn, have a material adverse effect on the Company’s business, results of operations or financial performance.

The Company has insurance in amounts that it considers to be adequate to protect itself against certain risks of mining and processing caused by natural disasters. However, the Company may become subject to liability for hazards which it cannot insure against or which it may elect not to insure against because of premium costs or other reasons. In particular, the Company is not insured for environmental liability or earthquake damage. See “Tailings/Permit Risks” above.

The Company may face equipment shortages, access restrictions and a lack of infrastructure.

The majority of the Company’s interests in mineral properties are located in remote and relatively uninhabited areas. Such mineral properties, including the Company’s interest in Juanicipio, will require adequate infrastructure, such as roads, bridges and sources of power and water, for future exploration and development activities. The lack of availability of these items on terms acceptable to the Company, and in the case of Juanicipio, on terms acceptable to the operator (Fresnillo), or the delay in availability of these items could prevent or delay exploitation or development of the Company’s mineral property interests. In addition, unusual weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company’s operations and profitability. Natural resource exploration, development, processing and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the Company and the Juanicipio Entities and may delay exploration, development or extraction activities. Certain equipment may not be immediately available or may require long lead time orders. A delay in obtaining necessary equipment could have a material adverse effect on the Company’s operations and financial results.

The Company is dependent on its key personnel, none of whom are insured by the Company.

The Company is dependent upon the continued availability and commitment of its key management, employees and consultants, whose contributions to immediate and future operations of the Company are of central importance. The Company relies on its President & CEO, George Paspalas, and its other officers, who have entered into written employment agreements with the Company, for the day-to-day operation of the Company, its projects and the execution of the Company’s business plan. The Company has not obtained “key man” insurance for any of its management. The loss of any member of the senior management team could impair the Company’s ability to execute its business plan and could therefore have a material adverse effect on the Company’s business, results of operations and financial condition. The loss of George Paspalas in particular could have a negative impact on the Company until he is replaced.

Foreign currency fluctuations and inflationary pressures may have a negative impact on the Company’s financial position and results.

The Company’s property interests in Mexico make it subject to foreign currency fluctuations and inflationary pressures which may adversely affect the Company’s and the Juanicipio Entities’ financial position and results. Exploration and development programs conducted by the Company and the Juanicipio Entities in Mexico, are partially funded in Mexican pesos and any appreciation in Mexican currency against the U.S. dollar will increase the costs of carrying out these operations in Mexico.

The Company has determined that its functional currency is the U.S. dollar; however, it maintains a portion of cash balances and other net monetary assets in Canadian dollars and Mexican pesos in order to fund expenditures in such currencies. The Company is therefore exposed to currency risks and exchange losses may be realized on a devaluation of either the Canadian dollar or Mexican peso.

The fluctuations of the Mexican peso also expose the Company to a deferred tax expense in relation to temporary differences between the book and tax base of its Mexican non-monetary assets, and specifically the tax base of the Company’s investment in the Juanicipio Entities. The tax base of this investment is determined in a different currency (Mexican peso) than the book value which is based on the functional currency (U.S. dollar). Changes in the Mexican peso/U.S. dollar exchange rate can give rise to temporary differences that result in deferred tax liability and deferred tax expense in accordance with IAS 12 Income Taxes.

In Canada, administrative overheads are primarily denominated in Canadian dollars, and an appreciation in the Canadian dollar relative to the U.S. dollar will increase the Company’s overhead costs as reported in U.S. dollars.

Steps taken by management to address the consequences of foreign currency fluctuations may not eliminate or reduce any adverse effects, and the Company does not use any derivative instruments to reduce its exposure to fluctuations in foreign exchange rates. Accordingly, the Company may suffer losses due to adverse foreign currency fluctuations. The Company also bears the risk of incurring losses occasioned as a result of inflation in Mexico.

Conflicts of interest may arise among the Company’s directors as a result of their involvement with other natural resource companies.

Most of the Company’s directors do not devote their full time to the affairs of the Company. Some of the directors and some of the officers of the Company are also directors, officers or shareholders of other natural resource or public companies, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. None of the Company’s constating documents or any of its other agreements, other than its corporate governance policies, contain any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

The Company may be subject to reputational risk.

As a result of the increased usage and the speed and global reach of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users, companies today are at much greater risk of losing control over how they are perceived in the marketplace. Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity (for example, with respect to the Company’s handling of environmental matters or the Company’s dealings with community groups), whether true or not.

The Company places a great emphasis on protecting its image and reputation, but the Company does not ultimately have direct control over how it is perceived by others. Reputation loss may lead to increased challenges in developing and maintaining community relations, decreased investor confidence and an impediment to the Company’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, cash flows and growth prospects.

Mining operations generally involve a high degree of risk and potential liability and insurance coverage may not cover all potential risks associated with the Company’s operations.

Unusual or unexpected formations, power outages, labour disruptions, theft of assets, Indigenous communities complaints, industrial accidents, flooding, explosions, cave-ins, seismic activity, rock bursts, landslides, pollution, inclement weather, fire, mechanical equipment failure and the inability to obtain suitable or adequate machinery, equipment or labour are several of the hazards and risks involved in the conduct of exploration programs in the Company’s mineral properties, including Juanicipio, any of which could result in personal injury or death, damage to property, environmental damage and possible legal liability for any or all damage. There was a fatality at Juanicipio in 2014. Safety measures have been implemented by the Company and Fresnillo; however, there are no assurances that these measures will be successful in preventing or mitigating future accidents. The Company maintains insurance against risks in the operation of its business in amounts that it believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage and the Company’s insurance may not cover all potential risks associated with the Company’s operations, including the operations in Juanicipio. There can be no assurance that any such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability.

In some cases, such as with respect to environmental risks, coverage is not available or considered too expensive relative to the perceived risk. Losses resulting from any uninsured events may cause the Company to incur significant costs that could have a material adverse effect on the Company’s operations and financial condition. In addition, from time to time, the Company and the Juanicipio Entities may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at its properties or otherwise in connection with the Company’s operations. To the extent that the Company or the Juanicipio Entities are subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. The Company does not carry political risk insurance. Similarly, if the Company or the Juanicipio Entities are subject to governmental investigations or proceedings, they may incur significant penalties and fines, and enforcement actions against them could result in the closing of the Company’s mining operations. If claims and lawsuits or governmental investigations or proceedings are finally resolved against the Company or the Juanicipio Entities, as applicable, the Company’s financial performance, financial position and results of operations could be materially adversely affected.

Metal prices and marketability fluctuate and any decline in metal prices may have a negative effect on the Company.

Metal prices, including silver, gold, zinc, lead and copper prices, have fluctuated widely in recent years. The marketability and price of any metals that may be acquired or produced by the Company may be affected by numerous factors beyond the control of the Company. These factors include delivery uncertainties related to the proximity of potential mineral reserves to processing facilities and extensive government regulation relating to price, taxes, royalties, allowable production land tenure, the import and export of minerals and many other aspects of the mining business.

Declines in metal prices may have a negative effect on the Company and on the trading value of its Common Shares.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from any sale of our securities to advance business objectives outlined in this prospectus and the documents incorporated by reference herein, for working capital requirements and for exploration and development of the Company’s mineral property interests, including but not limited to the Juanicipio Mine in accordance with the Company’s obligation to fund its 44% pro rata interest in the exploration, development and production of the Juanicipio Mine in order to maintain its proportionate ownership in the mine and to avoid dilution.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

PRIOR SALES

Information in respect of our Common Shares, and securities exercisable for or exchangeable into Common Shares, issued within the previous twelve month period, as well as in respect of our Common Shares that we issued upon the exercise of Options, share units or deferred share units granted under our equity incentive plans and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

MARKET FOR SECURITIES

Our Common Shares are listed on the TSX in Canada (trading symbol: MAG) and on the NYSE American in the United States (trading symbol: MAG). Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year or Preferred Shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CONSOLIDATED CAPITALIZATION

Since December 31, 2023, the date of our most recently published financial statements, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares, and securities exercisable for or exchangeable into Common Shares, within the previous twelve month period will be provided as required in a prospectus supplement under the heading “Prior Sales”.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares. As at the date of this short form prospectus, 103,165,989 Common Shares and no Preferred Shares are issued and outstanding.

Common Shares

The shareholders of the Company are entitled to one vote for each Common Share on all matters to be voted on by the shareholders. Each Common Share is equal to every other Common Share and all Common Shares participate equally on liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs after the Company has paid out its liabilities. The shareholders are entitled to receive pro rata such dividends as may be declared by the Board out of funds legally available for such purpose and to receive pro rata the remaining property of the Company upon dissolution. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the Business Corporations Act (British Columbia) and the articles of the Company.

On May 13, 2016, the Board approved a Shareholder Rights Plan (the “Rights Plan”) between the Company and Computershare Investor Services Inc., dated as of the same date. On June 15, 2016, the Rights Plan was approved by the shareholders of the Company at its annual and special meeting of shareholders, and by the TSX. On June 13, 2019, the shareholders of the Company reconfirmed and approved the Rights Plan, and on June 22, 2022, the shareholders of the Company approved an Amended and Restated Shareholder Rights Plan (the “Amended Rights Plan”), which will remain in full force and effect until the Company’s 2025 annual meeting of shareholders, being the third annual meeting of the shareholders following the June 22, 2022 meeting. A copy of the Amended Rights Plan may be obtained by request in writing to the Company at Suite 770 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, or viewed in electronic format at www.sedarplus.ca and at www.sec.gov.

Dividend Policy

The Company has neither declared nor paid dividends on its Common Shares. The Company has no present intention of paying dividends on its Common Shares, as it anticipates that all available funds will be invested to finance the growth of its business.

Preferred Shares

We may issue our Preferred Shares from time to time in one or more series. The terms of each series of Preferred Shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our Board, without shareholder approval, provided that all Preferred Shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities, “we”, “us”, “our” or “MAG” refer to MAG Silver Corp., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture to be entered into between us and one or more trustees. Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of indenture relating to the debt securities has been filed as an exhibit to MAG’s registration statement filed with the SEC. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities, once it has been entered into. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to, or rank pari passu with, our other liabilities or obligations;

•	whether the payment of the debt securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

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whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

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the denominations in which we will issue any registered debt securities, if other than denominations of U.S.$2,000 and any multiple of U.S.$l,000 in excess thereof and, if other than denominations of U.S.$5,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•	any changes or additions to events of default or covenants;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and unregistered securities will be issuable in denominations of U.S.$5,000 and integral multiples of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

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issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

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register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

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issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of debt securities;

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we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 90 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or

•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of all series of debt securities affected by an event of default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

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the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

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the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

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an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	adversely affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of debt securities;

•	reduce the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture may contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the indenture, we will designate and appoint Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since substantially all of our assets, as well as all or a substantial portion of the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) in Canada will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of Common Shares or debt securities that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the Common Shares or debt securities may be purchased upon exercise of each warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of securities that may be purchased, (ii) the exercise price per security or (iii) the expiry of the warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the warrants or the underlying securities on any exchange;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material U.S. and Canadian federal income tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

MAG may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;

•	the price at which the units will be offered;

•	the designation, number and terms of the securities comprising the units and any agreement governing the units;

•	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

•	whether we will apply to list the units on any exchange;

•	material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain Release Conditions (as defined herein) and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;

•	the price at which the subscription receipts will be offered;

•

the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•

the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;

•	the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

•

procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of MAG to purchase the subscription receipts in the open market by private agreement or otherwise;

•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether we will issue the subscription receipts as bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other MAG securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether we will apply to list the subscription receipts on any exchange;

•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of MAG. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

New Issue

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;

•	the number and the purchase price of, and form of consideration for, our securities;

•	any proceeds to us; and

•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be increased or decreased by the amount that the aggregate price paid by purchasers for the securities exceeds or is less than the gross proceeds paid by the underwriters to the Company. The Company reserves the right to issue securities under this prospectus on terms outside the intended parameters disclosed in this prospectus.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, except with respect to an ATM Distribution, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the prospectus and applicable prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

In connection with any offering of our securities, other than an “at the market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm of the Company is Deloitte LLP, 410 West Georgia Street, Vancouver, British Columbia.

The transfer agent and registrar for the Company’s Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

INTEREST OF EXPERTS

The technical information, mineral resource estimates and economic estimates relating to Juanicipio and the Company’s other properties included or incorporated by reference in this prospectus have been included or incorporated by reference in reliance on the report, valuation, statement or opinion of the persons described below.

The 2024 Technical Report, filed on SEDAR+ and furnished on EDGAR on Form 6-K on March 27, 2024 was prepared by and under the supervision of AMC and authored by P. Salmenmaki P.Eng, J. M. Shannon, P.Geo, R. Chesher, FAusIMM (CPMET), M. Molavi, P.Eng, C. Stewart, P.Geo and G. Dominguez, P.Eng. This report replaced and supersedes the previously filed reports with respect to Juanicipio.

Dr. Peter Megaw, Ph.D., C.P.G., a consultant of the Company, Gary Methven, P.Eng, Vice President, Technical Services, and Lyle Hansen, P.Geo, Geotechnical Director, each of whom is a Qualified Person as defined under NI 43-101, have prepared, supervised the preparation of or reviewed certain parts of this prospectus and the documents incorporated by reference herein that are of a scientific or technical nature. Dr. Megaw is not independent as he is a paid consultant of the Company. Mr. Methven is not independent as he is an employee of the Company. Mr. Hansen is not independent as he is an employee of the Company.

To the knowledge of the Company, having made reasonable enquiry, none of the experts named in the foregoing section, or any “designated professional” of such expert, held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates, other than Dr. Peter Megaw who is a shareholder of the Company and holds approximately 0.5% of the outstanding securities of the Company. The Company is obligated to pay a 2.5% net smelter return royalty on the Cinco de Mayo property to the principals of Cascabel, which includes Dr. Peter Megaw.

The Company’s independent registered public accounting firm, Deloitte LLP, have prepared the report of the independent registered public accounting firm attached to the Company’s audited consolidated financial statements for the most recent financial year end. Deloitte LLP is independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

AGENT FOR SERVICE OF PROCESS

Dr. Peter Megaw resides outside of Canada and has appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent
Dr. Peter Megaw	MAG Silver Corp. 770 – 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton  & Garrison LLP, with respect to matters of U.S. law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and substantially all of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

EXEMPTIVE RELIEF

Pursuant to a decision of the Autorité des marchés financiers, the securities regulatory authority in the Province of Québec, dated May 10, 2024, the Company was granted relief from the requirement that this prospectus and all documents incorporated by reference herein and any prospectus supplement to be filed in relation to an ATM Distribution must be in both the French and English languages. The Company is not required to file French versions of this prospectus or the documents incorporated by reference herein. This exemption is granted on the condition that this prospectus and any prospectus supplement (other than in relation to an ATM Distribution) be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an ATM Distribution.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR+ at www.sedarplus.ca. Certain of our filings are also electronically available on EDGAR and may be accessed at www.sec.gov. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference in this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as explicitly described in the section titled “Documents Incorporated by Reference”.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against all eligible penalties (as defined herein) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined herein) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of the Registrant or an eligible party, may:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21 of the articles of MAG Silver Corp. (the “Articles”), the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21 of the Articles.

Subject to any restrictions in the Act, the Registrant may indemnify any person.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles.

For the purposes of the Articles, an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an “eligible party”) or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. “Expenses” has the meaning set out in the Act.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of the Registrant;

•	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;

•	at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•	at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

FORM F-10

EXHIBITS OF MAG SILVER CORP.

EXHIBIT NUMBER	DESCRIPTION

4.1	Management information circular, dated May 8, 2024 relating to the annual general meeting of shareholders scheduled to be held on June 17, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 16, 2024 (File No. 001-33574)).

4.2	Annual Information Form for the year ended December 31, 2023, dated March 27, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024 (File No. 001-33574)).

4.3	Audited consolidated financial statements as at December 31, 2023 and 2022 and for the years then ended, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024 (File No. 001-33574)).

4.4	Management’s discussion and analysis for the years ended December 31, 2023 and 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the SEC on March 27, 2024 (File No. 001-33574)).

4.5	Unaudited condensed interim consolidated financial statements for the three months ended March 31, 2024, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 14, 2024 (File No. 001-33574)).

4.6	Management’s discussion and analysis for the three months ended March 31, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 14, 2024 (File No. 001-33574)).

4.7	Management information circular, dated May 8, 2023 relating to the annual general and special meeting of shareholders held on June 26, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 17, 2023 (File No. 001-33574)).

5.1	Consent of Deloitte LLP.

5.2	Consent of Paul Salmenmaki, P.Eng.

5.3	Consent of Robert Chesher, FAusIMM (CPMET).

5.4	Consent of Mo Molavi, P.Eng.

5.5	Consent of John Morton Shannon, P.Geo.

5.6	Consent of Robert Craig Stewart, P.Geo.

5.7	Consent of Gilberto Dominguez, P.E.

5.8	Consent of Dr. Peter Megaw, Ph.D., C.P.G.

5.9	Consent of Gary Methven, P.Eng.

5.10	Consent of Lyle Hansen, P.Geo.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1	Form of indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10 filed with the SEC on January 20, 2016).

107	Calculation of Filing Fee Tables.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on May 31, 2024.

MAG SILVER CORP.

By:	/s/ George Paspalas
Name: George Paspalas Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Paspalas and Fausto Di Trapani, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ George Paspalas George Paspalas	Director, President and Chief Executive Officer (Principal Executive Officer)	May 31, 2024

/s/ Fausto Di Trapani	Chief Financial Officer	May 31, 2024
Fausto Di Trapani	(Principal Financial & Accounting Officer)

/s/ Peter D. Barnes	Director	May 31, 2024
Peter D. Barnes

/s/ Tim Baker	Director	May 31, 2024
Tim Baker

/s/ Jill Leversage	Director	May 31, 2024
Jill Leversage

/s/ Selma Lussenburg	Director	May 31, 2024
Selma Lussenburg

/s/ Dan MacInnis	Director	May 31, 2024
Dan MacInnis

/s/ Susan Mathieu	Director	May 31, 2024
Susan Mathieu

/s/ Dale Peniuk	Director	May 31, 2024
Dale Peniuk

/s/ Tom Peregoodoff	Director	May 31, 2024
Tom Peregoodoff

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 31, 2024.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director, Puglisi & Associates